Exhibit 1.1

AMENDED AND RESTATED

SELLING AGENT AGREEMENT

by and among

WESTPAC BANKING CORPORATION

(A.B.N. 33 007 457 141),

INCAPITAL LLC,

as Purchasing Agent,

and

the other Agents named herein

November 16, 2012

To Incapital LLC and the other Agents

listed on the signature page hereto

Westpac Banking Corporation (A.B.N. 33 007 457 141) (in its capacity as issuer under this agreement, “Westpac”), a company incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia (the “Corporations Act”) and registered in New South Wales, proposes to issue and sell its Retail Medium Term Notes (the “Notes”) in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be issued pursuant to the Indenture, dated as of March 2, 2011 (the “Indenture” and, together with this Agreement, the “Operative Agreements”), between Westpac and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and each issue of Notes will constitute a separate series of debt securities of Westpac.

SECTION 1.                                                 Appointment as Agent

Subject to the terms and conditions contained in this Agreement, Westpac hereby (1) appoints each of you and any institution appointed as an Agent pursuant to Section 14 hereof as its agent (“Agent”) for the purpose of soliciting offers to purchase Notes and each of the Agents, acting severally and not jointly, hereby agrees to solicit offers to purchase Notes upon terms acceptable to Westpac at such times and in such amounts as Westpac shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”), and (2) agrees that whenever Westpac determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section 7 hereof) relating to such sale in accordance with the provisions of Section 7 hereof among Westpac and the Purchasing Agent, with the Purchasing Agent purchasing such Notes from Westpac as principal for resale to other Agents or to dealers (“Selected Dealers”) that have entered into a master selected dealer agreement (a “Master Selected Dealer Agreement”) substantially in the form of Exhibit A to the Procedures (as defined in Section 5(c)) or in such other form as the applicable Agent determines, each of whom will purchase Notes from the Purchasing Agent as principal for resale to third parties.

SECTION 2.                                                 Registration of the Notes

As of the date hereof, Westpac has authorized the establishment of a program for the issuance and sale of Notes to or through the Agents pursuant to the terms of this Agreement (the “Program”).  It is understood, however, that Westpac will from time to time authorize the issuance of Notes and that such Notes may be sold pursuant to the terms of this Agreement.

Westpac has prepared and filed with the Securities and Exchange Commission or any successor body performing such duties of the Commission (the “Commission”) under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), an “automatic shelf registration statement,” as such term is defined under Rule 405 of the Securities Act Regulations, on Form F-3 (No. 333-172579), including a prospectus, for registration of the offer and sale of the Notes from time to time under the Securities Act and Rule 415 of the

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Securities Act Regulations, and such registration statement became effective upon filing with the Commission on March 2, 2011 in accordance with Rule 462(e) under the Securities Act Regulations.

The term “Registration Statement” means, as of any time, the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any other supplement or amendment thereto deemed or retroactively deemed, in accordance with Rule 430B(f) of the Securities Act Regulations, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, with respect to a particular series of Notes, such term means the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any amendment or supplement thereto deemed or retroactively deemed, in accordance with Rule 430B(f), to be a part thereof at the time of the first contract of sale for such Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the Securities Act Regulations.

The term “Base Prospectus” means the prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission, relating to the Notes, including the information incorporated by reference therein that has not been superseded or modified or deemed superseded and modified and any supplement or amendment thereto other than a Pricing Supplement.

The term “Preliminary Prospectus” means any prospectus (including the Base Prospectus) and, with respect to a series of Notes, any prospectus supplement furnished by Westpac after the Registration Statement became effective and before the Applicable Time (as defined in Section 8(a)(i)) with respect to such series of Notes which, pursuant to Rule 430B of the Securities Act Regulations, omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b).

The term “Pricing Supplement” means a supplement to the Base Prospectus that contains or incorporates by reference pricing information and other terms relating to the Notes of a particular series and the terms of the offering thereof substantially in one of the forms included in Exhibit A hereto or such other form as agreed by Westpac and the applicable Agents.

The term “General Disclosure Package” means, with respect to the offer and sale of a series of Notes, a Preliminary Prospectus and each Permitted Free Writing Prospectus that relates to such series of Notes used prior to the Applicable Time for such series of Notes.

The term “Prospectus” means, collectively, the Base Prospectus and each Pricing Supplement relating to the offer of the Notes specified therein that, collectively, satisfies Section 10(a) of the Securities Act.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as such term is defined in Rule 433 of the Securities Act Regulations, relating to a series of Notes specified therein in the form filed or required to be filed by Westpac with the Commission or, if

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not required to be filed, in the form retained in Westpac’s records pursuant to Rule 433(g) of the Securities Act Regulations.

The term “Permitted Free Writing Prospectus” means any Issuer Free Writing Prospectus or other “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, relating to a series of Notes specified therein, used by Westpac or the Purchasing Agent, as the case may be, pursuant to Section 6 hereof.

Any reference herein to financial statements and schedules and other information that is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus shall be deemed to include the filing of any document under the Exchange Act of 1934, as amended (the “Exchange Act”), that is incorporated by reference in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus, as the case may be.

Any reference herein to a “series” of Notes shall be deemed to refer to a tranche or series of Notes, as applicable.

SECTION 3.                                                 Conditions to Agents’ Obligations

The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties on the part of Westpac contained herein, the accuracy of the statements of Westpac’s officers made in any certificates furnished pursuant to the provisions hereof, the performance and observance by Westpac of all of its covenants and agreements herein contained, and the following additional conditions (it being understood that references in subsections (a) through (c) of this Section 3 and in Exhibits B, C and D hereto to “General Disclosure Package” and “Prospectus” shall apply only when the documents described in subsections (a) through (c) of this Section 3 are required to be delivered in connection with the issuance of a series of Notes pursuant to the requirements of Section 9 hereof or the applicable Terms Agreement and, as used herein, mean the General Disclosure Package and the Prospectus, respectively, with respect to such series of Notes):

(a)                                 Legal Opinions.  On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to them:

(1)                                 Opinion of United States Counsel to Westpac.  The favorable opinion of Debevoise & Plimpton LLP, United States counsel to Westpac, which shall be substantially in the form attached hereto as Exhibit B.

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(2)                                 Opinion of Australian Counsel to Westpac.  The favorable opinion of King & Wood Mallesons, Australian counsel to Westpac, which shall be substantially in the form attached hereto as Exhibit C.

(3)                                 Opinion of Counsel and Head of Legal of Westpac.  The favorable opinion of the Counsel and Head of Legal of Westpac, which shall be substantially in the form attached hereto as Exhibit D.

(4)                                 Opinion of Counsel to the Agents.  The opinion of Sidley Austin LLP, counsel to the Agents, in form and substance satisfactory to them.

In giving their opinions required by subsections (a)(1) and (a)(4) of this Section, Westpac’s United States Counsel and Sidley Austin LLP, respectively, may rely, as to matters governed by laws other than the federal law of the United States or the law of the State of New York, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of Westpac’s Australian Counsel required by subsection (a)(2) of this Section, and Westpac’s Australian Counsel and Counsel and Head of Legal in giving their opinions required by subsections (a)(2) and (a)(3) of this Section, respectively, may rely, as to matters governed by laws other than the law of Australia, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of Westpac’s United States Counsel required by subsection (a)(1) of this Section and such other opinion as is reasonably acceptable to the Agents.  In giving their opinions required by subsections (a)(1) through (a)(4) of this Section, such counsel may state, as to matters of fact, that such counsel has relied upon certificates and written statements of such persons as are reasonably required in connection with the delivery of such opinions, including, but not limited to: (i) officers and other representatives of, and the accountants and other counsel for, Westpac or its subsidiaries and (ii) any public officials.

(b)                                 Officers’ Certificate.  On the date hereof, the Agents shall have received a certificate of any Group Executive, any Executive Director, the General Counsel or the Counsel and Head of Legal (Group Treasury) and the Chief Financial Officer, the Group Treasurer, the Deputy Group Treasurer, the Head of Global Funding, the Director of Global Funding or the General Manager of Group Finance of Westpac, dated the date hereof, to the effect that (i) the signers of such certificate have reviewed the Registration Statement, the Base Prospectus, the General Disclosure Package, the Prospectus and this Agreement; (ii) since the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the General Disclosure Package and the Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of Westpac and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”), except as set forth or contemplated in the Registration Statement and the Base Prospectus, the General Disclosure Package or the Prospectus, as the case may be; (iii) the representations and warranties of Westpac contained in this Agreement are true and correct as of the date of such certificate with the same force and effect as though expressly made at and as of the date of such certificate; (iv) Westpac has satisfied all conditions and performed all obligations under this Agreement to be performed or satisfied on its part on or prior to the date of such certificate; and (v) no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus relating to any

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Notes has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against Westpac or relating to any offering of the Notes of any series have been instituted or, to the knowledge of such signers of the certificate, threatened by the Commission.

(c)                                  Comfort Letter.  On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers, the auditors of Westpac, dated as of the date hereof, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and the financial information contained or incorporated by reference in the Registration Statement, the Base Prospectus, the General Disclosure Package and the Prospectus.

(d)                                 Ratings.  On the date hereof, the Program shall be rated at least Aa2 by Moody’s Investors Service Pty Limited (“Moody’s”) and AA- by Standard & Poor’s (“S&P”) and Westpac shall have delivered to the Agents a letter, dated as of the date hereof, from each such rating organization, or other evidence satisfactory to the Agents (including information published on the website of Moody’s or S&P, as the case may be), confirming that the Program has such ratings.

(e)                                  Other Documents.  On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance, sale and validity of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Westpac in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.

(f)                                   Further Conditions to Purchase.  The obligations of an Agent to purchase Notes pursuant to any Terms Agreement to which it is a party are subject to its right to terminate such Terms Agreement pursuant to Section 15, to compliance by Westpac with the provisions hereof and satisfaction of the conditions set forth elsewhere herein and therein, and to the following further conditions:  (i) no order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose shall be pending before or, to Westpac’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by Westpac; (ii) since the Applicable Time for the offer and sale of such Notes, there shall not have occurred any event or circumstance required to be set forth in an amendment or supplement to the Registration Statement or the General Disclosure Package for such Notes so that the Registration Statement or such General Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (iii) Westpac shall have filed the Pricing Supplement for the particular series of Notes with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations and any other Permitted Free Writing Prospectus required to be filed by Westpac with respect to any Notes pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such

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filings under Rule 433 of the Securities Act Regulations or, if applicable, in accordance with Rule 164(b) of the Securities Act Regulations and (iv) if requested by the Purchasing Agent, on the date of such Terms Agreement, Westpac shall advise the Agents of confirmation (which confirmation may be oral) by Moody’s and S&P of the ratings assigned to such Notes and, at the related Settlement Date (as defined in Section 4(m)), such Notes shall have such ratings or higher ratings and there shall not have been a public announcement by a rating agency that it has under surveillance or review, with possible negative implications, its rating of the Program or such Notes or a withdrawal by a rating agency of its rating of the Program or such Notes.

SECTION 4.                                                 Covenants of Westpac

In further consideration of the agreements of the Agents herein contained, Westpac covenants as follows:

(a)                                 In connection with the offer and sale of Notes under this Agreement, Westpac will comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”).  If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for Westpac, to amend the Registration Statement in order that it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement a Preliminary Prospectus or a Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered (or but for the exemption in Rule 172 of the Securities Act Regulations would be required to be delivered) to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, Westpac will: (1) give prompt written notice to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent; (2) promptly prepare and file with the Commission such amendment or supplement or file a free writing prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such Prospectus, as the case may be, comply with such requirements, provided that, except as set forth in Section 4(d) below, Westpac will furnish the Agents with copies of any such amendment or supplement a reasonable time in advance of filing such amendment or supplement with the Commission and will not file such amendment or supplement without the consent of the Agents, which consent may not be unreasonably withheld or delayed; (3) use its reasonable best efforts to have any such amendment or supplement to the Registration Statement or new registration statement declared effective as soon as practicable (if it does not relate to an automatic shelf registration statement); and (4) furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

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(b)                                 Westpac will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(c)                                  Except as provided in Section 4(d) below, Westpac will give the Agents and their counsel notice of its intention to file or prepare any new or additional registration statement covering the Notes, any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, whether by the filing of documents pursuant to the Securities Act, the Exchange Act or otherwise, and will furnish the Agents and their counsel with copies of any such documents a reasonable amount of time prior to such proposed filing or use, and will not finalize or file such new or additional registration statement, amendment or supplement without the consent of the Agents, which consent will not be unreasonably withheld or delayed.

(d)                                       (i)                               Prior to filing with the Commission its annual report on Form 20-F or any report on Form 6-K containing financial statements with respect to a completed interim financial period or a Pillar 3 report that is to be incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, Westpac shall furnish counsel to the Agents with a copy of such Form 20-F or Form 6-K, as the case may be, for its review and comment a reasonable time in advance of such filing.  The Agents agree that, without the consent of Westpac, counsel to the Agents shall not furnish a copy of any such Form 20-F or Form 6-K to the Purchasing Agent or any other Agent prior to the filing thereof by Westpac with the Commission.  On or as soon as practicable after the date on which Westpac shall have filed with the Commission any such report, Westpac shall give notice of the filing thereof to the Purchasing Agent.

(ii)                            On or as soon as practicable after the date on which Westpac shall have filed with the Commission any report under the Exchange Act which is incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, Westpac shall give notice of the filing thereof to the Purchasing Agent and its counsel.  If the Purchasing Agent determines upon reasonable grounds that, as a result of the amendment of the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus by the filing of such report with the Commission, it is necessary to further amend or supplement the Registration Statement, the Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such Prospectus in order that the same, as amended or supplemented by such report, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made, the Purchasing Agent and the applicable other Agents shall give notice thereof, confirmed in writing, to Westpac and shall cease the solicitation of offers to purchase the Notes in their capacity as Agents and shall cease sales of any Notes the Purchasing Agent and the applicable other Agents may then own as principal pursuant to a Terms Agreement, and Westpac will as soon as practicable prepare an amendment or supplement to such report or the Registration Statement, the

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Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such Prospectus as may be necessary to correct such untrue statement or omission and will furnish the Purchasing Agent and its counsel with copies of any such proposed amendment or supplement and will not incorporate by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus such amendment or supplement without the consent of the Agents, which consent may not be unreasonably withheld or delayed.

(e)                                  Westpac will promptly notify the Agents and their counsel immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes, or when any amendment or supplement to the Base Prospectus or a Prospectus shall have been filed (other than Pricing Supplements, except as set forth in the Procedures (as defined herein)), (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Base Prospectus or a Prospectus or any document incorporated by reference therein or otherwise deemed a part thereof or for additional information, (iv) the receipt of notice by Westpac of the initiation of any examination pursuant to Section 8(e) of the Securities Act relating to the Registration Statement or any new registration statement relating to the Notes or Westpac becoming subject to a proceeding under Section 8A of the Securities Act in connection with the Notes and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Notes or the issuance of any order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package or any Prospectus, or the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of or notification of any threat to initiate any proceedings for any of such purposes; and Westpac will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package or any Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.  In connection with the offer and sale of Notes under this Agreement, Westpac will make all filings required by Rule 424(b) of the Securities Act Regulations in the manner and within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether each form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  Westpac shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(f)                                   Westpac has furnished or will make available upon request to the Agents, without charge, conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and signed and

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conformed copies of consents and certificates of experts).  The copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(g)                                  Westpac will furnish to the Agents, without charge, such number of copies of the Base Prospectus, each Preliminary Prospectus and each Prospectus (and any amendments or supplements thereto) as the Agents may reasonably request.  The Base Prospectus, each Preliminary Prospectus and each Prospectus (and any amendments or supplements thereto) furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)                                 Westpac will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may request, and will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Notes, provided, however, that Westpac shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  Westpac will file promptly such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.  Westpac will promptly advise the Agents of the receipt by Westpac of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)                                     Westpac, during the period when a prospectus is required to be delivered (or, but for the exemption in Rule 172 of the Securities Act Regulations, would be required to be delivered) under the Securities Act and the Securities Act Regulations in connection with the offering and sale of the Notes, will file all documents required to be filed with the Commission pursuant to the Exchange Act in the manner and within the respective time periods required by the Exchange Act and the Exchange Act Regulations.

(j)                                    Westpac shall not be required to comply with the provisions of subsection (a), (c) or (d) of this Section 4 or the provisions of subsections (b), (c), (d) and (e) of Section 9 during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from Westpac and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time Westpac shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(k)                                 Westpac will use the net proceeds received by it from the sale of the Notes in the manner specified in each General Disclosure Package and each Prospectus.

(l)                                     Westpac shall use its best efforts in cooperation with the Agents to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

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(m)                             Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and Westpac, between the date of such Terms Agreement and the delivery of Notes to the Purchasing Agent as principal (each such date, a “Settlement Date”) with respect to such Terms Agreement, Westpac will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities of Westpac in the United States intended primarily for sale to retail investors (other than the Notes to which such Terms Agreement relates or another series of Notes) which have substantially similar maturities and other terms as such Notes and which are payable as to principal and interest in the currency in which such Notes are payable.

(n)                                 Westpac will prepare, with respect to any Notes to be sold through or to an Agent pursuant this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (i) in preliminary form on the date on which the proposed pricing information for any Notes is posted on the InterNotes® website maintained by the Purchasing Agent and (ii) in final form not later than close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used after effectiveness in connection with a public offering or sales; provided, that, in lieu of a Pricing Supplement, Westpac may prepare a pricing term sheet with respect to such Notes and file such pricing term sheet with the Commission pursuant to Rule 433 of the Securities Act Regulations.

(o)                                 If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Deadline”), any Notes purchased as principal by the Purchasing Agent or any other Agent remain unsold by the Purchasing Agent or the other Agents, Westpac shall, if it has not already done so, on or prior to the Renewal Deadline either (i) file a new automatic shelf registration statement relating to the Notes, if it is eligible to do so, in a form satisfactory to the Agents or (ii) file a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents; provided, however, that if Westpac elects to file a new shelf registration statement pursuant to this clause (ii), it will use its best efforts to cause such registration statement to be declared effective within 180 days following the Renewal Deadline.  Westpac will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References in this Agreement to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  References in this Agreement to the “Initial Effective Date” mean the date on which the Registration Statement initially became effective under the Securities Act.

(p)                                 Westpac will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(q)                                 Westpac will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

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SECTION 5.                                                 Covenants of the Agents

(a)                                 The Agents propose to solicit offers to purchase each series of Notes upon the terms and conditions set forth herein and in the General Disclosure Package and the Prospectus relating to such Notes, and any terms communicated to the Agents from time to time by the Purchasing Agent.  For the purpose of such solicitations, the Agents will use the General Disclosure Package and the Prospectus relating to the particular Notes, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction.

Westpac reserves the right, in its sole discretion, to suspend solicitations of offers to purchase the Notes at any time for any period of time or permanently.  Upon receipt of instructions (which may be given orally and confirmed in writing) from Westpac to the Agents, the Agents will suspend promptly solicitation of offers to purchase until such time as Westpac has advised the Agents that such solicitation may be resumed.  Following any such notice, until such time as Westpac shall notify the Agents, telephonically or in writing, to recommence solicitation of purchases of the Notes, Westpac shall not be required to comply with the requirements of Section 4(a), (c) and (d) or Section 9 of this Agreement.  Promptly after providing telephonic or written notice to the Agents to recommence such solicitation, Westpac shall provide the opinions, certificates and comfort letters required by Section 9 hereof and otherwise comply as applicable with Section 4 hereof.  Neither the Purchasing Agent nor any other Agent shall be obligated to resume solicitations of offers to purchase Notes unless Westpac has complied with the provisions of Sections 4 and 9 hereof in full.

(b)                                 Unless otherwise instructed by Westpac, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency) or more, in integral multiples of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency).  No Agent is authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offering or sale of the Notes, other than an affiliate of such Agent, without the consent of Westpac. Unless otherwise instructed by Westpac, the Purchasing Agent shall communicate to Westpac, orally or in writing, each offer to purchase Notes.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  Westpac shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part.  Westpac agrees to pay, without duplication, to the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the aggregate principal amount of each Note actually sold as set forth in Exhibit E hereto; provided, however, that Westpac and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth in Exhibit E hereto.  The actual aggregate discount with respect to each sale of Notes will be set forth in the related Pricing Supplement.  The Agents or Selected Dealers will share the above-mentioned concession in such proportions as they may agree.  Unless otherwise authorized by Westpac, all Notes shall be sold to the public initially at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.  Such purchase price shall be set forth in the confirmation statement

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of the Agent or Selected Dealer responsible for such sale that is delivered to each purchaser of the related Notes.

(c)                                  Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit F, as amended from time to time (the “Procedures”).  Unless otherwise provided in the applicable Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder.  Each of the Agents and Westpac agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures.  The Procedures may only be amended by written agreement of Westpac and the Purchasing Agent.

(d)                                 Each of Westpac and the Agents acknowledge and agree, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

(e)                                  In connection with the issuance of Notes described in the Base Prospectus, as amended and supplemented and included in the Registration Statement, other than through the InterNotes® platform, nothing in this Agreement shall be construed to limit or restrict the ability of Westpac to issue and sell Notes directly to any Agent or to any other underwriter or agent pursuant to a distribution agreement or selling agent agreement other than this Agreement.

SECTION 6.                                                 Free Writing Prospectuses

(a)                                 With respect to each series of Notes, the Purchasing Agent and each Agent covenants and agrees that (i) except as otherwise provided in this Agreement, unless they obtain the prior written consent of Westpac, which consent will not be unreasonably withheld or delayed, they have not made and will not make, as the case may be, any offer relating to such Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission, and (ii) it will furnish Westpac with such proposed “free writing prospectus” that (A) is required to be filed pursuant to Rule 433 of the Securities Act Regulations or (B) is or will be a part of the General Disclosure Package or Prospectus relating to or to be used in connection with the offer and sale of the Notes to be prepared by or on behalf of such Agent before its first use and will not use any such “free writing prospectus” to which Westpac objects. It is understood that an Agent’s obligation to furnish any such form shall be deemed satisfied if another Agent has so furnished such form. Each Agent covenants and agrees that it will use a Permitted Free Writing Prospectus prepared by or on behalf of such Agent only if such Permitted Free Writing Prospectus complies with the requirements of the Securities Act and the Securities Act Regulations.  Notwithstanding anything to the contrary contained herein, Westpac consents to the use by the Agents of a free writing prospectus that (a) (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and that is or is to be included in the applicable Pricing Supplement contemplated by Section 4(n)(ii) hereof or (b) (i) contains other customary information that is not “issuer

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information,” as defined in Rule 433 of the Securities Act Regulations or (ii) is not otherwise an Issuer Free Writing Prospectus.

(b)                                 With respect to each series of Notes, Westpac represents, warrants, covenants and agrees that, without the prior written consent of the Purchasing Agent, which consent will not be unreasonably withheld or delayed, it has not made and will not make any offer relating to such series of Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission; provided, that to the extent that no Agent is involved in an offer and sale of any series of Notes, no such prior consent shall be required.  Notwithstanding anything to the contrary contained herein, the Agents consent to the use by Westpac of a free writing prospectus that (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and that is or is to be included in the applicable Pricing Supplement contemplated by Section 4(n)(ii) hereof.

(c)                                  Westpac represents, warrants, covenants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required.

(d)                                 Westpac represents, warrants, covenants and agrees that each Permitted Free Writing Prospectus, as of its first date of use and at all subsequent times through the completion of the offer and sale of the Notes or until any earlier date that Westpac notified or gives notice to the Agents in accordance with Section 6(e) hereof, did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement, any applicable Preliminary Prospectus or the Prospectus; provided, however, that no representation, warranty, covenant or agreement is made with respect to information contained in or omissions from such Permitted Free Writing Prospectus based upon and in conformity with written information furnished to Westpac by the applicable Agents specifically for use therein. Each Agent represents, warrants, covenants and agrees that it shall not prepare and disseminate any “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, that contains information that conflicts with the information contained in the Registration Statement, any applicable Preliminary Prospectus or the applicable Prospectus; provided, however, that no representation, warranty, covenant and agreement is made with respect to information in a Permitted Free Writing Prospectus that has been furnished in writing by Westpac to such Agent specifically for the use therein.

(e)                                  Westpac covenants and agrees that if at any time following the issuance of a Permitted Free Writing Prospectus any event or development occurred or occurs as a result of which such Permitted Free Writing Prospectus conflicted or conflicts with the information in the Registration Statement, any applicable General Disclosure Package or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of

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the circumstances under which they were made, not misleading, Westpac will give prompt notice thereof to the Purchasing Agent and, if requested by the Purchasing Agent, will prepare and furnish without charge to each Agent a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission. In the event that such conflict, misstatement or omission is based upon and in conformity with written information furnished to Westpac by the applicable Agents specifically for use therein, the applicable Agents shall use reasonable best efforts to assist Westpac in updating such previously furnished written information.

(f)                                   Westpac will deliver to each Agent, without charge, such number of copies of each Permitted Free Writing Prospectus prepared by or on behalf of or used or referred to by Westpac as each such Agent may reasonably request. To the extent applicable, each such document furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

SECTION 7.                                                 Terms Agreement

Each sale of Notes shall be made in accordance with the terms of this Agreement and a terms agreement to be entered into between Westpac and the Purchasing Agent, which will provide for the sale of such Notes by Westpac to, and the purchase thereof by, the Purchasing Agent as principal (each, a “Terms Agreement”). A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent.  The offering of Notes by Westpac hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of Westpac herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, shall specify the series thereof and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate index (and whether such interest rate shall be fixed or floating), the interest payment dates, the maturity date, whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus and any amendment or supplement thereto), whether the Notes are redeemable or otherwise repayable and, if so, on what terms and conditions, the net proceeds to Westpac, the initial public offering price, if any, at which the Notes are proposed to be reoffered, the Settlement Date for such Notes and any other relevant terms.  Terms Agreements, each of which shall be substantially in the form of Exhibit G hereto, or as otherwise agreed to between Westpac and the Purchasing Agent, may take the form of an exchange of any standard form of written (including electronic) communication between the Purchasing Agent and Westpac.  Unless the context otherwise requires, references herein to “this Agreement” shall include each applicable Terms Agreement.

SECTION 8.                                                 Representations and Warranties of Westpac and the Agents

(a)                                 Westpac represents and warrants (A) to each of the Agents (1) as of the date hereof and (2) as of any time that the Registration Statement, the Base Prospectus, a Preliminary Prospectus or a Prospectus shall be amended or supplemented and (B) to each applicable Agent in connection with an offer or sale of the Notes (1) as of the Applicable Time for such offer and

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sale of the Notes and (2) as of the Settlement Date for such offer and sale of the Notes (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(i)                                     Compliance with Registration Requirements.  Westpac meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations, and the Notes, since the Initial Effective Date, have been and remain eligible for registration by Westpac on a Rule 405 automatic shelf registration statement.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against Westpac or related to the offering has been initiated or, to Westpac’s knowledge, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to the Purchasing Agent and the applicable Agents pursuant to Rule 430B(f) of the Securities Act Regulations, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Westpac makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

Each Preliminary Prospectus and each Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of each Prospectus, at the applicable Settlement Date, conformed, conforms and will conform in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and any Preliminary Prospectus or any Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of each Prospectus, at the applicable Settlement Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and on the Settlement Date for each offer of Notes, the General Disclosure Package for such offer did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No statement of material fact included in the Prospectus was omitted from the General Disclosure Package, and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

As used in this subsection (i) and elsewhere in this Agreement, “Applicable Time” means, with respect to a particular offer of Notes, the time and date indicated as

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such in the Terms Agreement for such offer or, if there is no Terms Agreement for such offer, the time and date of the acceptance by Westpac of an offer for the purchase of such Notes.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, any General Disclosure Package or any Prospectus made in reliance upon and in conformity with written information furnished to Westpac by the Purchasing Agent or any other Agent through the Purchasing Agent expressly for use therein.

(ii)                                  Status under the Securities Act.  Westpac is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as such term is defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(iii)                               Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be, (1) at the time the Registration Statement became effective and (2) at the Applicable Time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)                              Independent Accountants.  The accountants who certified Westpac’s audited financial statements and any supporting schedules thereto included in, or incorporated by reference into, the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus are independent chartered accountants with respect to Westpac under the Rules of Ethical Conduct of the Institute of Chartered Accountants in Australia and an independent registered public accounting firm as required by the Securities Act.

(v)                                 Financial Statements.  The financial statements, together with the related schedules and notes thereto, of Westpac and its controlled entities included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, and present fairly the consolidated financial condition and results of operations of Westpac and its controlled entities as at the dates indicated and for the periods specified; and, except as stated therein, said financial statements have been prepared in accordance with the requirements for an authorized deposit-taking institution under the Banking Act 1959 of Australia, as amended (the “Australian Banking Act”), Australian equivalents to

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International Financial Reporting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, Urgent Issues Group Interpretations and the Corporations Act applied on a consistent basis to all periods presented; Westpac’s financial statements comply with International Financial Reporting Standards as issued by the International Accounting Standards Board; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X promulgated by the Commission and have been prepared on a basis consistent with Westpac’s financial statements for the same fiscal period or periods as are covered by such pro forma financial information, except for such reclassifications and pro forma adjustments as are specified therein, and the assumptions used in connection with the preparation of such pro forma financial information were reasonable as of the respective dates on which such pro forma financial information was prepared, the adjustments used therein were appropriate to give effect to the transactions and circumstances referred to therein, and the material assumptions used in connection with the preparation of such pro forma financial information are set forth or incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(vi)                              Internal Accounting Controls.  Westpac maintains a system of internal controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting standards, which system includes policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Westpac and its consolidated entities, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with applicable accounting standards, and that receipts and expenditures of Westpac are being made only in accordance with authorizations of management and directors of Westpac, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Westpac’s assets that could have a material effect on its financial statements.

(vii)                           Disclosure Controls and Procedures.  Westpac has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations) in accordance with the Exchange Act Regulations.

(viii)                        Due Incorporation and Qualification.  Westpac has been duly organized, is a validly existing corporation under the laws of Australia, is authorized to carry on a banking business under the laws of Australia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

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(ix)                              Existence of Significant Subsidiaries.  Each Significant Subsidiary (as defined below) of Westpac has been duly organized, is a validly existing corporation under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and all of the issued and outstanding share capital or capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Westpac, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.  The term “Significant Subsidiary” means each subsidiary of Westpac that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Securities Act Regulations.

(x)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no Material Adverse Change.

(xi)                              No Defaults.  Neither Westpac nor any of its subsidiaries is in violation of its constitution, memorandum of association, articles of association, charter or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Westpac or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Westpac or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have, and could not reasonably be expected to have, a prospective, material adverse effect on the condition, financial or otherwise, or the earnings or operations of Westpac and its subsidiaries taken as a whole (a “Material Adverse Effect”).  None of the execution, delivery and performance of the Notes and the Operative Agreements by Westpac, and any other agreement or instrument entered into or issued or to be entered into or issued by Westpac in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (including the issuance and sale of the Notes as described therein and the use of the proceeds therefrom as described under the caption “Use of Proceeds”) and compliance by Westpac with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Westpac or any subsidiary of Westpac pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect), nor will such action result in any violation of (A) any provision of Westpac’s constitution or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Westpac or any of

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its assets, properties or operations except, in the case of this subsection (B), a violation which, alone or taken together with all such violations covered by this subsection (B), would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(xii)                           Legal Proceedings.  Except as may be set forth in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, there is no investigation, action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of Westpac’s knowledge, threatened against or affecting Westpac or any of its Significant Subsidiaries that in the reasonable judgment of Westpac is likely to result in any Material Adverse Effect or adversely affect the consummation of the transactions contemplated under the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, the Indenture or this Agreement or the performance by Westpac of its obligations hereunder or thereunder.

(xiii)                        Authorization of this Agreement and Terms Agreements.  This Agreement has been, and each applicable Terms Agreement will be, duly authorized, executed and delivered by Westpac.

(xiv)                       Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by Westpac and, assuming due authorization, execution and delivery by the Trustee, will be a valid and legally binding agreement of Westpac, enforceable against Westpac in accordance with its terms, except as enforcement thereof may be limited bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles.

(xv)                          Authorization of the Notes.  The Notes, at the respective Settlement Dates therefor, will have been duly authorized and executed by Westpac and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement and the applicable Terms Agreement, will constitute valid and legally binding obligations of Westpac, enforceable against Westpac in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvi)                       Descriptions of the Notes and the Operative Agreements.  The Notes and the Operative Agreements will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and will be substantially in the respective forms last delivered to the Agents and filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus.

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(xvii)                    Absence of Further Requirements. No declaration or filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or any regulatory authority or other governmental agency or stock exchange authority or body, in the United States, Australia or elsewhere, is necessary or required for the issuance and sale by Westpac of the Notes, for the due authorization, execution and delivery by Westpac of the Operative Agreements or for the performance by Westpac of the transactions contemplated by the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements, (A) except (i) such as have been already obtained or will have been obtained prior to the respective Settlement Dates, as required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the requirements of the Australian Securities Exchange or the laws of Australia and (ii) such as may be required under state securities or banking laws in connection with the purchase and distribution of the Notes by the Agents and (B) such consents, approvals, authorizations, licenses, orders, registrations, qualifications or decrees the failure to obtain or make which, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect or will not affect the validity of the Notes or the rights of the holders thereof or prevent or delay the consummation of the transactions contemplated by the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements.

(xviii)                 Foreign Private Issuer.  Westpac is a “foreign private issuer” (as such term is defined in Rule 405 of the Securities Act Regulations).

(xix)                       Reporting Company.  Westpac is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xx)                          Ranking.  The Notes will be Westpac’s direct, unconditional, unsubordinated and unsecured obligations and will rank equally among themselves and at least equally with all of Westpac’s other unsecured and unsubordinated obligations from time to time outstanding (except such obligations as are preferred by law, including, but not limited to, Sections 13A and 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia).

(xxi)                       Compliance with OFAC. None of Westpac, any of its subsidiaries or, to the knowledge of Westpac, any director, officer, agent, employee or affiliate of Westpac or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and Westpac will not use the proceeds of the offering of the Notes hereunder in a manner that would result in a violation by Westpac of the U.S. sanctions administered by OFAC.

(xxii)                    Waiver of Immunities.  Westpac and its obligations under the Operative Agreements and the Notes are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court,

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from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xxiii)                 Withholdings Under Australian Law.  Subject to compliance with the requirements set out in Section 128F of the Income Tax Assessment Act 1936 of Australia, as amended, and associated regulations and, where applicable, replacement legislation including but not limited to the Income Tax Assessment Act 1997 of Australia (the “Tax Act”) being met (which does not limit Westpac’s obligation to pay any Additional Amounts (as defined in the Notes) in respect of Australian taxes), payments of principal and interest in respect of the Notes will not be subject to any withholdings or other charges or deductions under the laws of Australia or any political subdivision thereof.

(xxiv)                Consent to Jurisdiction.  Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States in respect of any suit, action or proceeding against Westpac based upon the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be recognized by the federal courts of competent jurisdiction in Australia and the courts of competent jurisdiction in the State of New South Wales against Westpac so as to give rise to a new cause of action based on the judgment and capable of enforcement against Westpac without re-examination or review of the merits of the cause of action in respect of which the original judgment was given, except where (A) the foreign judgment is not consistent with public policy in Australia, (B) the foreign judgment has been obtained by fraud or duress or (C) the foreign judgment has been obtained in proceedings which contravene the principles of natural justice.  Westpac knows of no reason why the enforcement in Australia of such a judgment in respect of the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be contrary to the public policy of Australia as of the date hereof.

(xxv)                   Validity of Agreements under Australian Law.  It is not necessary under the laws of Australia or any political subdivision thereof in order to enable any holder of Notes to enforce rights under the Notes or the Indenture that it should, as a result solely of its holding of the Notes, be licensed, qualified or otherwise entitled to carry on business in Australia or any political subdivision thereof.  The Operative Agreements and the Notes are, in all material respects, in proper legal form under the laws of Australia and any political subdivision thereof for the enforcement thereof against Westpac in such jurisdictions.  It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Agreements or the Notes in Australia or any political subdivision thereof that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia or any political subdivision thereof.

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(xxvi)                Document Taxation under Australian Law.  Provided that the Operative Agreements and the Notes are not executed in Australia, neither the Notes nor any documents or instruments entered into by Westpac in connection therewith are subject to any stamp, registration or similar tax or duty imposed by Australia or any political subdivision thereof.

(xxvii)             Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxviii)          Investment Company Act of 1940.  Westpac is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act by reason of the issuance of the Notes other than filing Form F-N with the Commission which filing has been made and not withdrawn.

(xxix)                No Unlawful Payments.  To the knowledge of Westpac, none of (a) Westpac or any of its subsidiaries, (b) any director, officer or employee of Westpac or any of its subsidiaries acting within the scope of their employment, or (c) any agent of Westpac or any of its subsidiaries acting within the scope of its instructions from Westpac or any of its subsidiaries has (i) used any funds of Westpac for any contribution, gift, entertainment or other expense relating to political activity in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (ii) made any direct or indirect payment to any foreign or domestic government official or government employee from funds of Westpac in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010; or (iv) used any funds of Westpac to make any bribe, rebate, payoff, influence payment, kickback or other payment, in each case in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject.

(xxx)                   Compliance with Money Laundering Laws.  To the best knowledge of Westpac, (a) the New York branch of Westpac conducts its operations in all material respects in compliance with the financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) Westpac and its subsidiaries conduct their operations outside the United States in all material respects in compliance with the money laundering statutes, rules and regulations of the jurisdictions in which they operate and to which the operations of Westpac and its subsidiaries are subject in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Westpac or any of its subsidiaries with respect to the U.S. Currency and Foreign Transactions Reporting Act of 1970 or the Money Laundering Laws is pending or, to the best knowledge of

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Westpac, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(b)                                 Additional Certifications.  Any certificate delivered to the Purchasing Agent or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by Westpac to the Agents as to the matters covered thereby on the date of such certificate.

(c)                                  Representations and Warranties of the Purchasing Agent.  The Purchasing Agent agrees with Westpac that, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), it will ensure that, until the applicable Settlement Date for such Notes, the Preliminary Prospectus for such Notes is available for viewing by the public on an electronic source used by financial markets for dealing in instruments such as the Notes, including the InterNotes® website maintained by the Purchasing Agent.

(d)                                 Representations and Warranties of the Agents.  Each of the Agents severally, but not jointly, represents, warrants and agrees that it:

(i)                                     has not offered for issue or sale, or invited applications for the issue, sale or purchase of, any Notes in Australia (including an offer or invitation which is received by a person in Australia), will not offer for issue or sale, or invite applications for the issue or sale of, or to purchase, any Notes in Australia (including an offer or invitation which is received by a person in Australia), and has not distributed or published, and will not distribute or publish, any preliminary or final offering memorandum, advertisements or other offering material relating to the Notes in Australia;

(ii)                                  will solicit offers to purchase the Notes, and each Note acquired by it as principal will be acquired, on the basis of the information contained in, and as a result of negotiations initiated following distribution of a Preliminary Prospectus, a General Disclosure Package or a Prospectus;

(iii)                               in connection with the primary distribution of the Notes, will not sell any of the Notes (or any interest in any of the Notes) to any person if, at the time of such sale, its employees directly involved in the sale knew that, as a result of the sale, such Notes would be acquired (directly or indirectly) by an offshore associate listed in Exhibit H attached hereto (as such list is updated from time to time by written notice from Westpac to the Agents), other than in the capacity of dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme;

(iv)                              will provide, within 14 days after the receipt of Westpac’s request, such information and documentation which is reasonably requested by Westpac in relation to the primary distribution of the Notes to assist Westpac in demonstrating (to the extent necessary) that the “public offer test” under Section 128F of the Tax Act has been satisfied; provided, however, that no Agent (including the Purchasing Agent) shall be obliged to disclose (I) any information which reveals the identity of any person to whom

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the offer or invitation was made or any purchaser of any Note or any information from which such identity would be capable of being ascertained, (II) any information which is customarily regarded by it as confidential or the disclosure of which would be contrary or prohibited by any relevant law, regulation, directive or by any agreement or undertaking or (III) any information or documentation after a period of 7 years from the lodgement of the income tax return by Westpac for the financial year ending immediately following the issue date of the relevant issue of Notes; and

(v)                                 is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Notes and will promptly notify Westpac if any such proceeding against it is initiated.

SECTION 9.                                                 Offer and Sale of the Notes

Westpac further covenants and agrees with the Agents that:

(a)                                 Each acceptance by Westpac of an offer for the purchase of Notes and each sale of Notes to the Purchasing Agent as principal pursuant to a Terms Agreement, shall be deemed to be an affirmation to the applicable Agents that the representations and warranties of Westpac contained herein or in any certificate theretofore delivered pursuant hereto are true and correct at and as of the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented as of each such time).

(b)                                 Each time:

(i)                                     the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)                                  Westpac files an Annual Report on Form 20-F with the Commission;

(iii)                               Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)                              if requested by the Purchasing Agent or another Agent after the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be issued or similar changes),

Westpac shall furnish or cause to be furnished forthwith to the Agents a certificate, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such

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document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 3(b) hereof which was last furnished to the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents) as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 3(b) hereof, modified as necessary to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such certificate; provided, however, that any such certificate shall also confirm the statements contained in Section 3(f)(ii) hereof.

(c)                                  Each time that:

(i)                                     the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)                                  Westpac files an Annual Report on Form 20-F with the Commission;

(iii)                               Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)                              if requested by the Purchasing Agent or another Agent after the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be issued or similar changes or any changes included in a Pricing Supplement or (ii) setting forth financial statements or other information as of and for a fiscal period, unless, in the reasonable judgment of the Agents, such financial statements or other information are of such a nature that an opinion of counsel should be furnished);

Westpac shall furnish or cause to be furnished forthwith to the Agents and their counsel, the written opinions of counsel to Westpac referred to in Section 3(a)(1), (2) and (3), or other counsel satisfactory to the Agents, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form and scope reasonably satisfactory to the Agents, of the same tenor as the opinion referred to in Section 3(a)(1), (2) and (3) but modified, as necessary, to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as

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though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)                                 Each time that:

(i)                                     the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)                                  Westpac files an Annual Report on Form 20-F with the Commission;

(iii)                               Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)                              if requested by the Purchasing Agent or another Agent and the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented to include financial information or financial statements;

Westpac shall cause its independent registered public accounting firm to furnish forthwith to the Purchasing Agent and such other Agents a comfort letter, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form satisfactory to the Agents and substantially in the form of the letter referred to in Section 3(c) hereof, modified as necessary to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the date of such letter.

(e)                                  Each time that:

(i)                                     the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)                                  Westpac files an Annual Report on Form 20-F with the Commission;

(iii)                               Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)                              if requested by the Purchasing Agent or another Agent and the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented;

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Westpac shall furnish forthwith to the Purchasing Agent and such other Agents a letter, dated the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, from Moody’s and S&P, or other evidence satisfactory to the Agents (including information published on the website of Moody’s or S&P, as the case may be), stating that (x) in the case of clause (i) above, the Notes of the applicable series are, and (y) in all other cases, the Program is, in each case, rated at least Aa2 by Moody’s and AA- by S&P.

SECTION 10.                                          Payment of Expenses

Westpac will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement:  (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Issuer Free Writing Prospectuses and Permitted Free Writing Prospectuses and delivery of copies thereof to the Agents; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel for Westpac in connection with the establishment of the program relating to the Notes and the transactions contemplated hereby, of the independent chartered accountants of Westpac, of the Trustee and its counsel and of any paying, calculation or other agents appointed by Westpac; (iv) the preparation, printing and delivery to the Agents in quantities as hereinabove stated of copies of the Base Prospectus, each Preliminary Prospectus, each Prospectus, each Pricing Supplement and any amendments or supplements thereto; (v) if Westpac lists Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of The Depository Trust Company; (vi) the cost of providing CUSIP or other identification numbers for the Notes; (vii) all reasonable expenses in connection with “Blue Sky” or Financial Industry Regulatory Authority, Inc. (“FINRA”) matters; (viii) the reasonable fees and disbursements of Sidley Austin LLP, counsel for the Agents, in connection with the establishment and updating of the program relating to the Notes; (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes; (x) the preparation of the Operative Agreements and any Terms Agreement; and (xi) any out-of-pocket expenses of the Agents incurred with the prior approval of Westpac.

SECTION 11.                                          Indemnification

(a)                                 Indemnification of the Agents.  Westpac agrees to indemnify and hold harmless the Agents, their respective affiliates, as such term is defined in Rule 405 of the Securities Act Regulations, their respective partners, directors and officers and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus, including in each case, any amendment or supplement thereto, or the

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omission or alleged omission therefrom, in each case, of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) hereof) any such settlement is effected with the prior written consent of Westpac; and

(iii)                               against any and all reasonable expense whatsoever (including, subject to Section 11(c) hereof, the reasonable fees and disbursements of counsel chosen in accordance with Section 11(c) hereof), as incurred, in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Westpac by any Agent expressly for use in the Registration Statement or the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto.

(b)                                 Indemnification of Westpac.  The Agents, severally and not jointly, agree to indemnify and hold harmless Westpac, its directors, its officers who signed the Registration Statement (or any amendment or supplement thereto) and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Westpac by the Purchasing Agent or any other Agent expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto.

(c)                                  General.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing,

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and the indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  Any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable opinion of counsel to the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to subsection (a) above and by Westpac in the case of parties indemnified pursuant to subsection (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 12.                                          Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 11 above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Westpac and the Agents in respect of which such indemnity agreement is held to be unenforceable shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by

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said indemnity agreement incurred by Westpac and the Agents, as incurred, in such proportions that the Agents are responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agents (without duplication) to the date of such liability bears to the total sales price received by Westpac from the sale of Notes sold to or through the Agents to the date of such liability, and Westpac is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agents, and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Westpac.  The obligations of each of the Agents under this Section to contribute are several in proportion to the respective purchases or sales made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

SECTION 13.                                          No Fiduciary Duty

Westpac acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between Westpac, on the one hand, and the Agents, on the other hand, and Westpac is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of Westpac, or any of its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any other Agent has assumed or will assume an advisory or fiduciary responsibility in favor of Westpac with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any other Agent has advised or is currently advising Westpac on other matters) and neither the Purchasing Agent nor any other Agent has any obligation to Westpac with respect to any offering and sale of Notes except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Westpac and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, business, regulatory or tax advice with respect to any offering and sale of Notes and Westpac has consulted its own advisors to the extent it deemed appropriate.

SECTION 14.                                          Amendment

(a)                                 This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by Westpac and each of the Agents.

(b)                                 Westpac may from time to time nominate any institution as an Agent hereunder in relation to a particular series of Notes only; in which event, upon confirmation by such institution of an agent accession letter (the “Agent Accession Letter”) in the terms substantially

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in the form of Exhibit I, such institution shall become party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally a party to this Agreement; provided, that, following the issue of the relevant series of Notes, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except as such as may have accrued or been incurred prior to, or in connection with, the issue of such series of Notes.

SECTION 15.                                          Termination

(a)                                 Subject to the provisions hereof, Westpac may elect to suspend or terminate the offering of Notes under this Agreement at any time and Westpac (as to the Purchasing Agent or any one or more of the other Agents) and any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from Westpac, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement.  Such actions may be taken, in the case of Westpac, by giving prompt written notice of suspension to the Purchasing Agent and the other Agents and by giving not less than five (5) days’ written notice of termination to the affected party and the other parties to this Agreement or, in the case of the Purchasing Agent or another Agent, by giving not less than five (5) days’ written notice of termination to Westpac except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by Westpac but the time of delivery to the purchaser or his/her agent of the Note or Notes relating thereto shall not yet have occurred, Westpac shall have the obligations provided herein with respect to such Note or Notes. Westpac shall promptly notify the other parties in writing of any such termination.

(b)                                 The Purchasing Agent may, and upon the request of another Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement immediately upon notice to Westpac at any time on or prior to the Settlement Date relating thereto that any condition specified in Section 3 hereof shall not have been fulfilled when and as required to be fulfilled or if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus relating to such Notes, any Material Adverse Change, (ii) there has occurred any material adverse change in the financial markets in Australia or the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which in each case is such as to make it, in the reasonable judgment of the Purchasing Agent or such other Agent or Agents, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of Westpac has been suspended by the Australian Securities Exchange, the Commission or any U.S. national securities exchange or if trading generally on the Australian Securities Exchange, the New York Stock Exchange or the Nasdaq Global Select Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any such exchange or market or by order of the Commission, FINRA, or any other governmental authority, (iv) a general moratorium on commercial banking activities has been declared by United States federal or New York authorities, or a material disruption in commercial banking or securities settlement or clearance services in Australia or the United States has occurred, (v) the rating assigned by any “nationally recognized statistical rating organization” (as that term is defined by the Commission under the Exchange Act) to any debt securities of Westpac as of the date of such Terms Agreement shall have been lowered or withdrawn or such rating organization shall have publicly

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announced that it has under surveillance or review, other than with positive implications, its rating of any debt securities of Westpac, or (vi) after the time and date of such agreement, there has been any actual or prospective change in Australian or United States tax laws or regulations that materially adversely affects such Notes.

(c)                                  Any Terms Agreement shall also be subject to termination on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any Terms Agreement shall not require termination of this Agreement.

(d)                                 If this Agreement is terminated, this Section 15 and Sections 4(b), 10, 11, 12, 17, 18, 19, 20, 21 and 22 hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by Westpac but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Sections 4, 5(b), 7 and 8 shall also survive until time of delivery.

(e)                                  In the event a proposed offering of Notes is not completed according to the terms of this Agreement and an executed Terms Agreement, the Purchasing Agent and the applicable other Agents will be reimbursed by Westpac for all of their out-of-pocket reasonable expenses with respect to such proposed offering of Notes, including without limitation the fees and disbursements of counsel for the Agents, actually incurred.

SECTION 16.                                          Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed to the addresses specified in Annex A hereto and notices to Westpac shall be directed to:

Westpac Banking Corporation
Level 2
275 Kent Street
Sydney, New South Wales  2000
Australia
Telephone: (612) 8253 0056
Facsimile:  (612) 8253 1175

Email: globalfunding@westpac.com.au

Attention:  Global Funding, Group Treasury

SECTION 17.                                          Parties

This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Purchasing Agent, the other Agents and Westpac and their respective successors.  Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns and the controlling persons referred to in Sections 11 and 12 hereof, and the holders of the Notes for purposes of Section 18, 19 and 20, and their

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respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained.  This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and permitted assigns and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes shall be deemed to be a successor to any party hereunder by reason merely of such purchase.

SECTION 18.                                          Consent to Jurisdiction; Appointment of Agent to Accept Service of Process

(a)                                 Westpac irrevocably consents and agrees, for the benefit of the holders from time to time of the Notes, the Purchasing Agent, the other Agents and the other persons referred to in Section 17 hereof that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Terms Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues arising out of or in connection with this Agreement or any Terms Agreement.

(b)                                 Westpac hereby irrevocably designates, appoints and empowers its New York branch, with offices at 575 Fifth Avenue, New York, New York 10017, Attention: Branch Manager, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Terms Agreement and which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Westpac agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 18 satisfactory to the Agents.  Westpac further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, first class, postage prepaid, to Westpac at its address specified in or designated pursuant to this Agreement.  Westpac agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes, the Agents and the other persons referred to in Section 17 hereof to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over Westpac or bring actions, suits or proceedings

33

against Westpac in any jurisdiction, and in any manner, as may be permitted by applicable law.  Westpac hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any Terms Agreement brought in the United States federal courts or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

SECTION 19.                                          Foreign Taxes

Any amounts payable hereunder, other than payments of interest, principal or premium, if any, in respect of any Note, to any Agent shall be made free and clear of and without withholding or deduction for or on account of any and all taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Australia or any political subdivision thereof or by any jurisdiction, other than the United States of America or any taxing authority or political subdivision thereof, in which Westpac has a branch, an office or any agency from which payment is made (a “Taxing Authority”), excluding (i) any such tax which would not have been imposed if such Agent had no present or former connection with any such jurisdiction other than the performance of its obligations hereunder, (ii) any income or franchise tax imposed on the net income of such Agent by any jurisdiction of which such Agent is a resident, citizen or domiciliary, or in which it is engaged in business and (iii) any tax imposed that would not have been imposed but for the failure by such Agent to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any Taxing Authority if compliance is required by such Taxing Authority as a pre-condition to exemption from, or reduction in rate of, such tax (all such non-excluded taxes, the “Foreign Taxes”).  If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then Westpac shall pay such additional amounts as are necessary to yield and remit to such Agent amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been remitted if no Foreign Taxes had been so withheld or deducted (the “Additional Amount”); provided, however, that no Additional Amount with respect to any payment or compensation to such Agent hereunder shall be required to be paid in the event that such payment or compensation is subject to such Foreign Tax by reason of such Agent’s being connected with the jurisdiction of the Taxing Authority other than by reason of merely receiving payment hereunder.

SECTION 20.                                          Waiver of Sovereign Immunity

To the extent that Westpac or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court,

34

from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any Terms Agreement or the Notes, Westpac hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 21.                                          Judgment Currency

Westpac agrees to indemnify the Purchasing Agent and each other Agent against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Agents would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by the Agents had they utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon their receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of Westpac and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 22.                                          Governing Law

This Agreement and the rights and obligations of the parties created hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

SECTION 23.                                          Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 24.                                          Counterparts

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

SECTION 25.                                          Miscellaneous

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including Westpac, which information may

35

include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

36

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Westpac a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and Westpac in accordance with its terms.

Very truly yours,

WESTPAC BANKING CORPORATION

By:	/s/ Sean Crellin
	Name:	Sean Crellin
	Title:	Director, Legal

37

CONFIRMED AND ACCEPTED, as of the date first above written:

INCAPITAL LLC

By:	/s/ Brian Walker
	Name:	Brian Walker
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Director

BARCLAYS CAPITAL INC.

By:	/s/ Justin D’Ercole
	Name:	Justin D”Ercole
	Title:	Managing Director

38

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeanmarie Genirs		By:	/s/ Dennis Eisele
	Name:	Jeanmarie Genirs		Name:	Dennis Eisele
	Title:	Managing Director, Debt Syndicate		Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Diane M. Kenna
	Name:	Diane M. Kenna
	Title:	Senior Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

39

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yuriz Slyz
	Title:	Executive Director

UBS LIMITED

By:	/s/ Nicholas Lewis		By:	/s/ Alistair Ferguson
	Name:	Nicholas Lewis		Name:	Alistair Ferguson
	Title:	Executive Director		Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Don Oliver		By:	/s/ Tom Davis
	Name:	Don Oliver		Name:	Tom Davis
	Title:	Executive Director		Title:	Executive Director

WELLS FARGO ADVISORS, LLC

By:	/s/ Kristen Maher
	Name:	Kristen Maher
	Title:	Senior Vice President

40

LIST OF ANNEX AND EXHIBITS

ANNEX A:	Agents’ Contact Information

EXHIBIT A:	Forms of Pricing Supplements

EXHIBIT B:	Form of Opinion of United States Counsel to Westpac

EXHIBIT C:	Form of Opinion of Australian Counsel to Westpac

EXHIBIT D:	Form of Opinion of Counsel and Head of Legal of Westpac

EXHIBIT E:	Concessions Schedule

EXHIBIT F:	Administrative Procedures

EXHIBIT G:	Form of Terms Agreement

EXHIBIT H:	List of Offshore Associates

EXHIBIT I:	Form of Agent Accession Letter

41

ANNEX A

AGENTS’ CONTACT INFORMATION

INCAPITAL LLC 200 South Wacker Drive Suite 3700 Chicago, Illinois 60606 Attention: Brian Walker Tel: (312) 379-3750 Facsimile: (312) 379-3701	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED NY1-050-12-03-01 50 Rockefeller Plaza New York, New York 10020 Attention: Joseph A. Crowley Tel: (646) 855-0742 Facsimile: (704) 264-2522

BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019 Attention: Syndicate Registration Tel: (212) 526-0015 Facsimile: (646) 834-8133	CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013 Attention: Transaction Execution Group Tel: (212) 816-1135 Facsimile: (646) 291-5209

DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005 Attention: Debt Capital Markets Syndicate Desk Tel: (212) 250-6801 Facsimile: (212) 469-7875	GOLDMAN, SACHS & CO. 200 West Street New York, New York 10282 Attention: Registration Department Tel: (866) 471-2526

HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, New York 10018 Attention: Transaction Management Tel: (212) 525-5107 Facsimile: (212) 525-0238	J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179 Attention: Medium Term Note Desk Tel: (212) 834-4533 Facsimile: (212) 834-6081

MORGAN STANLEY & CO. LLC 1585 Broadway, 29th Floor New York, New York 10036 Attention: Investment Banking Division Phone: (212) 761-6691 Facsimile: (212) 507-8999	UBS LIMITED 100 Liverpool Street London EC2M 2RH United Kingdom Attention: MTNs and Private Placements Tel: +44 20 7567 2479 Facsimile: +44 20 7568 3349

UBS SECURITIES LLC 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Fixed Income Syndicate Tel: (203) 719-1088 Facsimile: (203) 719-0495	WELLS FARGO ADVISORS, LLC One North Jefferson Avenue St. Louis, Missouri 63103 Attention: Julie Perniciaro Telephone: (314) 875-5000 Facsimile: (314) 875-8853

Annex A-1

EXHIBIT A

FORMS OF PRICING SUPPLEMENTS

Exh A-1

[Form of Fixed Rate Pricing Supplement]

Pricing Supplement No. • dated •.
(To Prospectus dated November 16, 2012)

Westpac Banking Corporation Retail Medium-Term Notes

The description in this pricing supplement of the particular terms of the following series of Retail Medium-Term Notes offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus, to which reference is hereby made.

• % Notes due •

Issuer:	Westpac Banking Corporation

CUSIP:	•

Series Number:	•

[Tranche Number:]	• [Include if reopening]

Trade Date:	•

Issue Date:	•

Aggregate Principal Amount and Specified Currency:	US$•

Stated Maturity Date:	•

Interest Rate:	•% per annum

Interest Payment Frequency:	• [Monthly/Quarterly/Semi-annually/Annually]

Initial Interest Payment Date:	•

Price to Public:	•%

Selling Agent’s Discount:	•

Net proceeds to Issuer:	US$•

Day Count Convention:	30/360 [unadjusted]

Optional Redemption:	Yes ☐ No ☒

Optional Redemption Date(s):	N/A

Initial Redemption Percentage:	N/A

Annual Percentage Reduction:	N/A

Redemption may be:	☐ In whole only
☐ In whole or in part

Exh A-2

The Survivor’s Option:	☒ is ☐ is not available

Annual Put Limitation:	US$2 million or 2%

Individual Put Limitation:	US$250,000

Series Put Limitation:	[N/A]

Securities Exchange Listing:	None

[Global Master Note:]	Yes ☒ No ☐

Paying Agent:	Wells Fargo Bank, National Association

Denominations:	US$1,000 x US$1,000

Other Provisions Relating to the Notes(1):	None

Special Tax Considerations:	[None](2)

Purchasing Agent:	Incapital LLC

Selling Agents:	•

(1)  Include additional disclosure if Discount Notes, Zero Coupon Notes, Amortizing Notes or Indexed Notes. Add additional terms if deviate from standard terms outlined in Prospectus with respect to: Payment of Additional Amounts; Sinking Fund; Exchange Rate determinations if Non-US$ notes; Use of Proceeds; Record Dates; Business Day convention; Defeasance of Notes; Interest Payment Dates; or Events of Default.

(2)  If there is a Survivor’s Option and the issue price is less than the principal amount, consult U.S. tax counsel and consider adding the following to “Special Tax Considerations”: “PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE US FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AS WELL AS THE CONSEQUENCES OF OWNING NOTES THAT CONTAIN A SURVIVOR’S OPTION.”

Exh A-3

[Form of Floating Rate Pricing Supplement]

Pricing Supplement No. • dated •
(To Prospectus dated November 16, 2012)

Westpac Banking Corporation Retail Medium-Term Notes

The description in this pricing supplement of the particular terms of the following series of Retail Medium-Term Notes offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus, to which reference is hereby made.

Floating Rate Notes due •

Issuer:	Westpac Banking Corporation

CUSIP:	•

Series Number:	•

[Tranche Number:]	• [Include if reopening]

Trade Date:	•

Issue Date:	•

Aggregate Principal Amount and Specified Currency:	US$•

Stated Maturity Date:	•

Initial Interest Rate:	• % [or Initial Base Rate + Spread]

Interest Payment Frequency:	• [Monthly, Quarterly, Semi-annually, Annually]

Initial Interest Payment Date:	•

Initial Interest Reset Date:	• [Initial Interest Payment Date]

Interest Reset Dates:	• [Each Interest Payment Date]

Interest Determination Date(s):	•

Base Rate:	☐ Commercial Paper Rate	☐ Prime Rate

☐ LIBOR	☐ EURIBOR

☐ Treasury Rate	☐ CMT Rate

☐ Constant Maturity Swap Rate	☐ CPI Adjustment Rate

☐ CD Rate	☐ Federal Funds Rate

☐ Eleventh District Cost of Funds Rate	☐ Australian Bank Bill Rate

☐ Other (see attached)

Exh A-4

If LIBOR:

Designated LIBOR Currency:

If CMT Rate: Designated CMT Reuters Page:	☐ Reuters Page FRBCMT	☐ Reuters Page FEDCMT

If Reuters Page FEDCMT:	☐ Weekly Average	☐ Monthly Average

Floating Rate/Fixed Rate Note:	☐ Yes	☒ No

If yes: Fixed Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Note:	☐ Yes	☒ No

If yes: Floating Rate:

Floating Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☒ No

If yes: Fixed Rate:

Maximum Interest Rate:	None

Minimum Interest Rate:	•

Index Maturity:	•

Initial Base Rate:	•

Spread:	•

Spread Multiplier:	None

Sinking Fund:	None

Price to Public:	• %

Selling Agents’ Discount:	•

Net Proceeds to Issuer:	US$•

Day Count Convention:	• [Actual/360] or [30/360] or [365] [adjusted]
or [unadjusted]

Optional Redemption:	Yes ☐ No ☒

Optional Redemption Date(s):	[N/A]

Initial Redemption Percentage:	[N/A]

Annual Percentage Reduction:	[N/A]

Exh A-5

Redemption may be:	☐ In whole only
☐ In whole or in part

The Survivor’s Option:	☒ is ☐ is not available

Annual Put Limitation:	US$2 million or 2%

Individual Put Limitation:	$250,000

Series Put Limitation:	[N/A]

Securities Exchange Listing:	None

[Global Master Note:]	Yes ☒ No ☐

Paying Agent:	Wells Fargo Bank, National Association

Denominations:	US$1,000 x US$1,000

Calculation Agent:	Wells Fargo Bank, National Association

Other Provisions Relating to the Notes(3):	None

Special Tax Considerations:	[None](4)

Purchasing Agent:	Incapital LLC

Selling Agents:	•

(3)  Include additional disclosure if Discount Notes, Zero Coupon Notes, Amortizing Notes or Indexed Notes. Add additional terms if deviate from standard terms outlined in Prospectus with respect to: Payment of Additional Amounts; Sinking Fund; Exchange Rate determinations on Non-US$ notes; Use of Proceeds; Record Dates; Base Rate calculations; Business Day convention; Defeasance of Notes; Interest Payment Dates; Computation of Interest; or Events of Default.

(4)  If there is a Survivor’s Option and the issue price is less than the principal amount, consult U.S. tax counsel and consider adding the following to “Special Tax Considerations”: “PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE US FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AS WELL AS THE CONSEQUENCES OF OWNING NOTES THAT CONTAIN A SURVIVOR’S OPTION.”

Exh A-6

EXHIBIT B

OPINION OF UNITED STATES COUNSEL TO WESTPAC

The favorable opinion of United States counsel to Westpac, in form and substance reasonably satisfactory to counsel for the Agents, substantially to the effect that:

(i)                                      Insofar as the execution and delivery of this Agreement [and the Terms Agreement](5) are governed by the laws the State of New York, this Agreement [and the Terms Agreement] has been duly executed and delivered by or on behalf of Westpac.

(ii)                                   Insofar as the execution and delivery of the Indenture and the Notes are governed by the laws of the State of New York, each of the Indenture and the Notes has been duly executed and delivered by or on behalf of Westpac and the Indenture constitutes a valid and binding obligation of Westpac enforceable against Westpac in accordance with its terms.

(iii)                                Upon:  (a) the due authorization of the Notes of each series by Westpac, (b) the execution, issuance and delivery of the Notes of each series by Westpac in accordance with the Indenture, (c) the authentication of the Notes of each such series by the Trustee in accordance with the Indenture and (d) the delivery of the Notes of each such series against payment as contemplated by this Agreement and the Terms Agreement relating to the sale of the Notes of each such series, the Notes of each such series will be valid and binding obligations of Westpac, enforceable against Westpac in accordance with their terms.

(iv)                               The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(v)                                  Westpac (a) is not required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) under the 1940 Act, and (b) after giving effect solely to the offering and sale of the Notes of each series in the manner contemplated in the Operative Agreements [and the Terms Agreement], the Registration Statement and the Base Prospectus [, the General Disclosure Package and the Prospectus](6) and the application of the proceeds thereof as described in the Base Prospectus, the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

(5)  Include throughout when opinion is being delivered in connection with the purchase of Notes by the Agents.

(6)  Include throughout the General Disclosure Package and the Prospectus in opinions delivered in connection with the purchase of Notes by the Agents.

Exh B-1

(vi)                               No consent or authorization of, approval by, notice to or filing with any United States Federal or New York State governmental authority is required under United States Federal or New York State law to be obtained or made on or prior to the date hereof by Westpac for the execution and delivery by Westpac of any Operative Agreement [and the Terms Agreement] or the Notes or the issuance and sale of the Notes of any series, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect; provided that such counsel expresses no opinion in this paragraph (vi) with respect to United States Federal or state securities laws.

(vii)                            The execution and delivery by Westpac of each of the Operative Agreements [and the Terms Agreement] and the Notes do not, and the issuance and sale by Westpac of the Notes of any series will not, violate, to such counsel’s knowledge, any United States Federal or New York State law, rule or regulation in existence on the date hereof and known to such counsel to be applicable to Westpac; provided that such counsel expresses no opinion in this paragraph (vii) with respect to United States Federal or state securities laws.

(viii)                         The statements in the Registration Statement and the Base Prospectus under the caption “Description of the Notes” insofar as such statements purport to summarize certain provisions of the Indenture or the Notes (in the form attached to the Indenture), are accurate in all material respects.

(ix)                               Subject to the assumptions, qualifications and limitations set forth in the Registration Statement and the Base Prospectus, the statements of United States Federal income tax law in the Registration Statement and the Base Prospectus under the heading “Taxation — United States Federal Income Tax Considerations,” are accurate in all material respects.

(x)                                  The statements set forth in Westpac’s Form 20-F for the fiscal year ended September 30, 201[•] under the heading “Information on Westpac—Supervision and regulation—United States”, insofar as such statements purport to summarize United States Federal law, are accurate in all material respects.

(xi)                               Assuming the validity of such action under Australian law, under the laws of the State of New York relating to submission to jurisdiction, Westpac has validly and irrevocably submitted to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America located in The City of New York and has validly designated, appointed and empowered its New York branch, with offices at 575 Fifth Avenue, New York, New York 10017 for the purposes of Section 18 of this Agreement and Section 1.11 of the Indenture.

In addition to the foregoing opinions, such counsel shall deliver a letter addressed to the Agents to the following effect:

Exh B-2

(a)                                  Such counsel has reviewed and discussed the contents of the Registration Statement as most recently amended prior to the date of such letter, [and] [,] the Base Prospectus [, the General Disclosure Package and the Prospectus] with certain officers and employees of Westpac, its inside and outside counsel, representatives of the Agents and their counsel and representatives of the Westpac’s independent accountants.  Other than to the limited extent set forth in paragraphs (viii), (ix) and (x) above, such counsel has not itself checked the accuracy, completeness or fairness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement [or] [,] the Base Prospectus [, the General Disclosure Package and the Prospectus] or the documents incorporated by reference in any of the foregoing, and has made no independent check or verification thereof.

(b)                                  (i) The Registration Statement as most recently amended prior to the date of such letter, at the time [the Registration Statement] [such amendment] is deemed to have become effective, (ii) the Base Prospectus, as of its date [and (iii)] [(iii) the Prospectus, as of the date of the Pricing Supplement, and (iv)] the Form 20-F most recently filed with the Commission by Westpac, when it was filed with the Commission, in each case, appeared to such counsel on its face to be appropriately responsive in all material respects to the requirements as to form of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder; except that such counsel need express no view as to (a) the documents incorporated by reference in the Registration Statement or the Base Prospectus, other than the Form 20-F most recently filed with the Commission by Westpac; (b) the financial statements, the related notes and schedules, and other financial and statistical data or information contained in or omitted from the Registration Statement or the Base Prospectus; (c) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon contained in the Registration Statement or the Base Prospectus; (d) the statement of eligibility of the Trustee under the Indenture; or (e) Regulation S-T.

(c)                                   No facts have come to such counsel’s attention that have caused such counsel to believe that (a) the Registration Statement as most recently amended prior to the date of such letter, at the time [the Registration Statement] [such amendment] is deemed to have become effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; [or] (b) the Base Prospectus, as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading [; (c) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) the Prospectus, as of the date of the Pricing Supplement and

Exh B-3

as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading]; except that in each case such counsel need express no belief as to (1) the financial statements, the related notes and schedules, and other financial and statistical data or information contained in or omitted from the Registration Statement [or] [,] the Base Prospectus [, the General Disclosure Package or the Prospectus]; (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon contained in the Registration Statement [or] [,] the Base Prospectus [, the General Disclosure Package or the Prospectus]; or (3) the statement of eligibility of the Trustee under the Indenture.

                                                 (d)                                 The Registration Statement became effective upon filing with the Commission under the Securities Act and, based exclusively on the telephone advice of the staff of the Commission, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose are pending before the Commission.

Exh B-4

EXHIBIT C

OPINION OF AUSTRALIAN COUNSEL TO WESTPAC

The favorable opinion of Australian counsel to Westpac, in form and substance reasonably satisfactory to counsel for the Agents, substantially to the effect that:

(i)                                      Westpac is duly incorporated and validly existing under the laws of Australia and is authorized to carry on banking business under the Australian Banking Act.  Westpac has the corporate power and authority to own, lease and operate its properties and conduct its business and is capable of suing and being sued in its corporate name.

(ii)                                   Each of:

(I)                                   the filing of the Registration Statement, and the publication of the Prospectus for the issue and sale of Notes in an unlimited amount; and

(II)                              the execution, delivery and performance of the Indenture and this Agreement by Westpac and the consummation by Westpac of the transactions contemplated under them,

has been duly authorised by all necessary corporate action on the part of Westpac did not, and will not, result in any violation of the provisions of the Constitution of Westpac nor of any law of any Relevant Jurisdiction.

(iii)                                Each of the Indenture and this Agreement [and the Terms Agreement](7) has been duly and validly authorised, executed and delivered by Westpac and, insofar as the laws of the Relevant Jurisdictions are applicable, constitutes legal, valid and binding obligations of Westpac enforceable in accordance with its terms under the laws of the Relevant Jurisdictions.

(iv)                               Westpac has full power and authority to execute and deliver each Operative Agreement [and the Terms Agreement] and the Global Master Note and to perform its obligations thereunder.

(v)                                  Westpac has taken all corporate action required on its part to authorise the execution and delivery of the Notes and:

(I)                                   upon execution and delivery by Westpac of an Issuance Order by an officer of Westpac authorised under an approval granted in accordance with the authorisations referred to in paragraphs [•], [•] and [•], the relevant series of Notes will have been duly authorised by all necessary corporate action on the part of Westpac for

(7)  Include throughout when opinion is being delivered in connection with the purchase of Notes by the Agents.

Exh C-1

issuance and delivery pursuant to this Agreement and the Indenture; and

(II)                              when the relevant series of Notes is issued in accordance with the Operative Agreements [and the Terms Agreement] and the Supplement contained in the Issuance Order for such series of Notes is incorporated into the Global Master Note through notation by the Trustee on Schedule A to the Global Master Note in accordance with the Indenture, the obligations of Westpac under such series of Notes will:

(1)                                 insofar as the laws of the Relevant Jurisdictions are applicable, constitute legal, valid and binding obligations of Westpac, enforceable in accordance with their terms and the registered holders will be entitled to the benefits provided by the Indenture; and

(2)                                 in accordance with their terms, be direct, unconditional, unsubordinated and unsecured obligations of Westpac and will rank equally amongst themselves and pari passu with all other unsecured obligations of Westpac which are not subordinated to the payment of such obligations other than claims mandatorily preferred by law, which includes the claims referred to in sections 13A and 16 of the Australian Banking Act and section 86 of the Reserve Bank Act 1959 of Australia;

(vi)                               No consent, approval, authorisation, order, registration or qualification of, or with, any court or any regulatory authority or other governmental agency or body in the Relevant Jurisdictions is required to be obtained by Westpac for the issue, offer and delivery of each series of Notes by Westpac in accordance with the terms of the Operative Agreements [and the Terms Agreement] and the Notes or for the consummation of the transactions contemplated by the Operative Agreements [and the Terms Agreement] or the Notes.

(vii)                            The courts of New South Wales and the federal courts of Australia will give effect to:

(I)                                   the choice of the laws of the State of New York to govern the Operative Agreements [and the Terms Agreement] and the Notes;

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(II)                              the submission to the jurisdiction of the courts of the State of New York by Westpac contained in the Operative Agreements [and the Terms Agreement] and the Notes; and

(III)                         the appointment by Westpac of an agent for service of process contained in the Operative Agreements [and the Terms Agreement] and the Notes.

(viii)                         Westpac does not enjoy immunity from suit in the Relevant Jurisdictions nor are its assets exempt from execution.

(ix)                               All payments:

(I)                                   of principal and interest in respect of each series of the Notes will not be subject to any Australian interest withholding tax, provided that:

(1)                                 Westpac is a resident of Australia when it issues such Notes and at the time when interest is paid on such Notes;

(2)                                 such Notes constitute debentures for the purposes of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”) (and such counsel confirms that Notes bearing a fixed or floating market rate of interest and/or issued at a discount calculated by reference to market rate of interest in circumstances where the return to holders is not otherwise dependent on, or linked to, the performance of an index or other factors should constitute debentures for these purposes);

(3)                                 such Notes are issued in a manner which satisfies the public offer test contained in section 128F(3) of the Australian Tax Act and, in this regard, such counsel confirms that the provisions relating to the offer of the Notes set out in this Agreement [and the Terms Agreement] are designed to ensure that the public offer test in section 128F(3) of the Australian Tax Act will be satisfied in circumstances where Westpac and the relevant Agents have complied with these provisions;

(4)                                 the issue of such Notes does not fail the public offer test because of section 128F(5) of the Australian Tax Act.  As applied to the issue of Notes, this section provides that the issue does not satisfy the

Exh C-3

public offer test if at the time of the issue, Westpac knew, or had reasonable grounds to suspect, that:

a.                                      the Notes were being or would later be acquired either directly or indirectly by an associate (as defined in section 128F(9) of the Australian Tax Act) of Westpac;

b.                                      either:

1.                                      the associate is not a resident of Australia and the Notes were not being, or would not be, acquired by the associate in carrying on a business in Australia at or through a permanent establishment in Australia; or

2.                                      the associate is a resident of Australia and the Notes were being, or would be, acquired by the associate in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that other country; and

c.                                       the Notes were not being, or would not be, acquired by the associate in the capacity of:

1.                                      a dealer, manager or underwriter in relation to the placement of the Notes; or

2.                                      a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)); and

(4)                                 the payment of interest on such Notes does not fall within section 128F(6) of the Australian Tax Act.  As applied to the issue of Notes, this section provides that section 128F does not apply to the payment of interest by Westpac where, at the time of payment, Westpac knows or has reasonable grounds to suspect that:

Exh C-4

a.                                      the payee is an associate (as defined in section 128F(9) of the Australian Tax Act) of Westpac; and

b.                                      either:

1.                                      the associate is a not a resident of Australia and the payment is not received by the associate in respect of a Note acquired in carrying on a business in Australia at or through a permanent establishment of the associate in Australia; or

2.                                      the associate is a resident of Australia and the payment is received by the associate in respect of a Note acquired by the associate in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country; and

c.                                       the associate did not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act);

(II)                              of principal and interest in respect of each series of Notes will also not be subject to any Australian interest withholding tax if the payee is a “bank” or “financial institution” for the purposes, and otherwise satisfies the requirements, of the Australia / United States Double Tax Convention (or the equivalent provisions of another applicable Double Tax Convention) as implemented pursuant to the International Tax Agreements Act 1953 of Australia (the “International Tax Agreements Act”);

(III)                         to be made by Westpac in respect of the Operative Agreements [and the Terms Agreement] (other than the Notes) may be made free and clear of Australian interest withholding tax, except that any payments of interest made by Westpac in respect of those Operative Agreements [and the Terms Agreement] to non-residents of Australia (other than non-residents in receipt of funds through a permanent establishment in Australia) and to residents of Australia in receipt of funds through a permanent establishment outside Australia will be subject to interest withholding tax at the rate of 10% unless the payee is a “bank” or

Exh C-5

“financial institution” for the purposes, and otherwise satisfies the requirements, of the Australia / United States Double Tax Convention (or the equivalent provisions of another applicable Double Tax Convention) as implemented pursuant to the International Tax Agreements Act;

(IV)                          of principal and interest in respect of each series of Notes may be made free and clear of Australian withholding tax under section 12-140 of the Taxation Administration Act 1953 (the “TAA”), provided that the tax at the prescribed rate (currently 46.5%) must be withheld from a payment of interest in respect of any Notes held by resident of Australia (or a non-resident in receipt of funds through a permanent establishment in Australia) if an Australian tax file number, Australian Business Number or proof of a relevant exemption (as appropriate) is not supplied by the payee;

(V)                               of principal and interest in respect of each series of Notes may be made free and clear of Australian withholding tax under section 12-190 of the TAA; and

(VI)                          of principal and interest in respect of the Notes may be made free and clear of Australian withholding tax under section 12-315 of the TAA.  That provision operates in relation to payments (other than interest and other payments which are already subject to the current interest withholding tax rules) of a kind to be referred to in regulations.  No regulations have yet been promulgated which would affect the Notes.  It is unlikely that any future regulations (if any are promulgated) would require Australian withholding tax from repayments of principal or interest in respect of the Notes.

For the purposes of this paragraph (ix), interest is defined in section 128A(1AB) of the Australian Tax Act and includes, among other things, amounts that are in the nature of interest or in substitution for interest.  The obligations of Westpac to pay Additional Amounts (as defined in the Notes or this Agreement, as the case may be) with respect to the Notes will be legal, valid and binding obligations of Westpac enforceable in accordance with the terms of the Notes and this Agreement.

(x)                                  Neither the Notes nor the Operative Agreements [and the Terms Agreement] nor any documents or instruments entered into by Westpac in connection therewith are subject to any gift, estate, stamp, registration or similar tax or duty imposed by any Relevant Jurisdiction.

(xi)                               Under the circumstances of the offer and sale of each series of Notes in the manner contemplated by the Operative Agreements [and the Terms Agreement] and the Notes no ad valorem stamp duty is payable in the Relevant Jurisdictions on the Operative Agreements [and the Terms Agreement] or the Notes or in connection with the observance of obligations under them or the

Exh C-6

issue of the Notes in the manner contemplated by the Operative Agreements [and the Terms Agreement] and the Notes.

(xii)                            Neither the issue of a series of Notes nor the payment of principal and interest on the Notes by Westpac would give rise to a liability to a goods and services tax in the Relevant Jurisdictions.

(xiii)                         To enforce a conclusive and unsatisfied judgment which is enforceable by execution in the State of New York and obtained in relation to the Operative Agreements [and the Terms Agreement] or the Notes in a superior court of the State of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate courts of the Relevant Jurisdictions founded on the judgment and those courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings.

(xiv)                        It is not necessary:

(I)                                   under the laws of the Relevant Jurisdictions in order to enable any party to the Operative Agreements [and the Terms Agreement] or any holder to enforce rights under the Operative Agreements [and the Terms Agreement] or the Notes, as the case may be, that it should, as a result solely of being a party to the Operative Agreement or its holding of the Notes, as the case may be, be licensed, qualified or otherwise entitled to carry on business in the Relevant Jurisdictions.  The Operative Agreements [and the Terms Agreement] and the Notes are in proper legal form under the laws of the Relevant Jurisdictions for the enforcement thereof against Westpac in the Relevant Jurisdictions.

(II)                              to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Agreements [and the Terms Agreement] or the Notes in any Relevant Jurisdiction that any of them be filed or recorded or enrolled, or any registration in respect of an Operative Agreement or Note be made, with any court or authority in any Relevant Jurisdiction or that any stamp, registration or similar tax or duty be imposed by any Relevant Jurisdiction.

(xv)                           A judgment in a currency other than Australian dollars given by a foreign court would, for the purpose of enforcement in the Relevant Jurisdictions, be converted to Australian dollars on the basis of the rate of exchange prevailing at the date of judgment.

(xvi)                        The statements contained in:

Exh C-7

(I)                                   the Prospectus in the sections entitled:

(1)                                 “Risk Factors - Risks relating to the Notes - We have substantial liabilities which would have a higher priority in the event of our insolvency”;

(2)                                 “Risk Factors — The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to holders of notes”;

(3)                                 “Description of the Notes - General - Ranking of the Notes”;

(4)                                 “Taxation - Australian Taxation”;

(5)                                 “Enforceability of Foreign Judgments in Australia”; and

(6)                                 “Limitation on Independent Registered Public Accounting Firm’s Liability”; and

(II)                              the Form 20-F in the sections entitled:

(1)                                 “Significant developments - Further regulatory developments”;

(2)                                 “Supervision and regulation - Australia”;

(3)                                 “Exchange controls and other limitations affecting security holders - Australian exchange controls”; and

(4)                                 “Taxation - Australian Taxation”,

in each case, when read in the context of the Prospectus (including the documents incorporated by reference) as a whole and insofar only as such statements constitute:

a.                                      in the case of paragraphs (xiv)(I), (xiv)(II)(3) and (xiv)(II)(4), a summary of the relevant Australian legal matters, documents or proceedings, or of Australian federal or state laws, referred to therein;

b.                                      in the case of paragraph (xiv)(II)(1), a broad outline of certain recent regulatory developments and reforms that have been proposed, introduced or undertaken by one or more Australian governments, but in respect of which the

Exh C-8

Australian legal obligations, requirements and consequences have not been established (in particular, but without limitation, please see such counsel’s qualifications set out in paragraph [•]); or

c.                                       in the case of paragraph (xiv)(II)(2), a broad outline of the roles of the principal agencies responsible for the supervision and regulation of the Bank under Australian federal and state laws, fairly present the information with respect to such legal matters, documents, proceedings and laws.  Such counsel need not opine on factual or accounting matters, accounting policy or proposed changes to law.

Exh C-9

EXHIBIT D

OPINION OF COUNSEL AND HEAD OF LEGAL OF WESTPAC

The favorable opinion of the Counsel and Head of Legal of Westpac, in form and substance reasonably satisfactory to counsel for the Purchasing Agent or the Agents, substantially to the effect that:

(i)                                      Neither Westpac nor any of its subsidiaries is in violation of its constitution, memorandum of association, articles of association, charter or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of its Agreements and Instruments, except for such defaults that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(ii)                                   The execution, delivery and performance of each of the Operative Agreements [and the Terms Agreement](8) or the Notes by Westpac and any other agreement or instrument entered into or issued or to be entered into or issued by Westpac in connection with the transactions contemplated thereby or in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus(9), and the consummation of the transactions contemplated herein and in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus under the caption “Use of Proceeds”) and compliance by Westpac with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Westpac or any subsidiary of Westpac pursuant to, the such agreements and instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect), nor will such action result in any violation of (A) any provision of the constitution, memorandum of association, articles of association, charter or other organizational document of Westpac or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Westpac or any of its assets, properties or operations except, in the case of this clause (B), a violation which, alone or taken together with all such violations covered by this clause (B), would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(8)  Include throughout when opinion is being delivered in connection with the purchase of Notes by the Agents.

(9)  Include throughout only the Registration Statement and the Base Prospectus in connection with regular updates.  Include throughout only the Registration Statement, the General Disclosure Package and the Prospectus in connection with the purchase of Notes by the Agents.

Exh D-1

(iii)                                Except as provided in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus, there are no legal or governmental proceedings to which Westpac or any of its Significant Subsidiaries is a party or of which any property or assets of Westpac or any of its Significant Subsidiaries is the subject that are existing or, to the best of such counsel’s knowledge, that are threatened, individually or in the aggregate, which could reasonably be expected to materially adversely affect the consolidated financial condition of Westpac or adversely affect the consummation of the transactions contemplated under the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus, any of the Operative Agreements [and the Terms Agreement] or the performance by Westpac of its obligations hereunder or thereunder.

(iii)                                The statements set forth or incorporated by reference in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus that describe or refer to material contracts or other material agreements or instruments, insofar as such statements purport to summarize certain provisions of such contracts, agreements or instruments, are accurate in all material respects.

(iv)                               Except as provided in the Registration Statement and the Base Prospectus, (i) Westpac and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business operated by them as described in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus, except where the failure to possess Governmental Licenses, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect; (ii) Westpac and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect; and (iv) neither Westpac nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a, or could reasonably be expected to have a prospective, Material Adverse Effect.

(v)                                  The Operative Agreements [and the Terms Agreement] and the Notes conform in all material respects to the descriptions thereof in the Registration Statement, the Base Prospectus, the General Disclosure Package or the Prospectus.

Exh D-2

EXHIBIT E

CONCESSIONS SCHEDULE

The following discounts are payable as a percentage of the aggregate principal amount of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
360 months	3.150%

Exh E-1

EXHIBIT F

ADMINISTRATIVE PROCEDURES

WESTPAC BANKING CORPORATION U.S. RETAIL MEDIUM-TERM NOTES

ISSUED BY

Westpac Banking Corporation

ADMINISTRATIVE PROCEDURES

Westpac Banking Corporation U.S. Retail Medium-Term Notes (the “Notes”) may be offered on a continuing basis by Westpac Banking Corporation (“Westpac”).  The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Limited, UBS Securities LLC and Wells Fargo Advisors, LLC (collectively, the “Selling Agents” and, together with the Purchasing Agent, the “Agents”) pursuant to an Amended and Restated Selling Agent Agreement among Westpac and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit G (each a “Terms Agreement”).  The Notes are being resold by the Purchasing Agent (and by any Selling Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Selling Agents or (ii) to selected broker-dealers (the “Selected Dealers”) pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) substantially in the form attached hereto as Exhibit A or in such other form as the applicable Selling Agent determines.  The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”).  Wells Fargo Bank, National Association is the trustee (the “Trustee”) under the indenture, dated as of March 2, 2011, between Westpac and the Trustee (as amended or supplemented from time to time, the “Indenture”), covering the Notes.  Pursuant to the terms of the Indenture, Wells Fargo Bank, National Association, will serve as paying agent (the “Paying Agent”).

Unless otherwise agreed by the Agents and Westpac, the Notes will be purchased by the Purchasing Agent as principal as set forth herein.  Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and Westpac (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed, facsimiled or e-mailed to Westpac).

Unless otherwise specified in the applicable Pricing Supplement (as defined in the Selling Agent Agreement) and agreed by the Agents and Westpac, (i) the Notes will be issued in book-entry form only (each, a “Book-Entry Note”) and (ii) represented by a fully registered global master

Exh F-1

note without coupons (each, a “Global Master Note”) held by the Paying Agent, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances set forth in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for Westpac by its Treasury Department. Westpac will advise the Agents and the Paying Agent in writing of those persons handling administrative responsibilities with whom the Agents and the Paying Agent are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein.  To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the information set forth in the applicable General Disclosure Package (as defined in the Selling Agent Agreement) or the Base Prospectus (as defined in the Selling Agent Agreement), as then amended or supplemented (the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the information set forth in the applicable General Disclosure Package and the Prospectus shall control.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from Westpac and the Paying Agent to DTC, dated as of March 2, 2011, and a Medium-Term Note Certificate Agreement between the Paying Agent and DTC (the “Certificate Agreement”), dated March 25, 2004, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement among Westpac, the Paying Agent and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Date of Issuance:

Each Note shall bear the date of its original issue (each such date, an “Issue Date”). The Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note.

Maturities:

Each Note will mature on any date (the “Stated Maturity”) not less than nine months and not more than 30 years after the date of delivery by Westpac of such Note. Notes will mature on any date as selected by Westpac and agreed to by the Purchasing Agent. “Maturity Date”

Exh F-2

when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity or by declaration of acceleration, call for redemption, repayment (including pursuant to the Survivor’s Option) or otherwise.

Issuance:

Unless otherwise specified in the applicable Pricing Supplement, all Book-Entry Notes will be represented initially by a single Global Master Note in fully registered form without coupons. The Global Master Note will be dated and issued as of the date of its authentication by the Trustee. The Global Master Note will not represent any Note in certificated form.

Identification Numbers:

Westpac has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Ratings Services (“Standard & Poor’s”) one series of CUSIP numbers for future assignment to the Book-Entry Notes. Westpac will provide the Purchasing Agent, DTC and the Paying Agent with a list of such CUSIP numbers. On behalf of Westpac, the Purchasing Agent will assign CUSIP numbers as set forth below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Westpac has assigned to Book-Entry Notes. Westpac will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Paying Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified in the applicable Pricing Supplement, the Global Master Note will be issued only in fully registered form without coupons. The Global Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Paying Agent. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of

Exh F-3

beneficial transferors and transferees of such interests.

Consolidation and Exchanges:

The Paying Agent, at Westpac’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Book-Entry Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, or State Maturity, as the case may be, for such Book-Entry Notes shall be consolidated; and (c) a new CUSIP number, obtained from Westpac, to be assigned to such consolidated Book-Entry Notes. Upon receipt of such a notice, DTC will send to its participants and the Paying Agent a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the Paying Agent will deliver to the CUSIP Service Bureau written notice setting forth such consolidation date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date, the Paying Agent will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Book-Entry Notes, and the former CUSIP numbers of the consolidated Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:	Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000).

Issue Price:	Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Pricing Supplement relating to such Note.

Interest:

General. Each Note shall bear interest in accordance with its terms. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note shall accrue, with respect to the interest period beginning with the Issue Date of such Notes from and including the Issue Date of such Note or with respect to all subsequent interest periods beginning on or after the first Interest Payment Date (as defined below) after such Issue Date from the most recent Interest Payment Date to which interest has been paid or duly provided for, in each case to but excluding the next Interest Payment Date or Maturity Date.

Exh F-4

If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined in the Prospectus), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which LIBOR or EURIBOR is an applicable interest rate basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day.

Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the “Record Date” for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates. Unless otherwise specified in the applicable Pricing Supplement, interest payments shall be made on each Interest Payment Date commencing with the first Interest Payment Date following the Issue Date; provided, however, the first Interest Payment Date of any Note originally issued between a Record Date and an Interest Payment Date shall be deemed to occur on the Interest Payment Date immediately following the next succeeding Record Date.

Unless otherwise specified in the applicable Pricing Supplement, interest payments on the Fixed Rate Notes shall be payable monthly, quarterly, semi-annually or annually and on the Maturity Date on the date or dates specified in the applicable Pricing Supplement and in the Prospectus.

Unless otherwise specified in the applicable Pricing Supplement, interest payments on the Floating Rate Notes shall be as follows: (i) if such Floating Rate Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable

Exh F-5

Pricing Supplement; (ii) if such Floating Rate Note resets quarterly, the third Wednesday of March, June, September and December of each year; (iii) if such Floating Rate Note resets semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; (iv) if such Floating Rate Note resets annually, the third Wednesday of the month specified in the applicable Pricing Supplement; and (v) on the Maturity Date on the date or dates set forth in the applicable Pricing Supplement and in the Prospectus.

Calculation of Interest:

Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (including payments for partial periods) shall be calculated and paid on the basis of a 360-day year of twelve 30-day months, and with respect to an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

The interest rate on each Floating Rate Note shall be calculated by reference to the specified interest rate basis or bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any, and may be subject to a minimum rate or a maximum rate.

Unless otherwise specified in the applicable Pricing Supplement, interest on each Floating Rate Note shall be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Commercial Paper Rate, the Prime Rate, LIBOR, EURIBOR, the CD Rate, the Federal Funds Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate or the Eleventh District Cost of Funds Rate is an applicable interest rate basis, or by the actual number of days in the year if the Treasury Rate, the CMT Rate or the Australian Bank Bill Rate is an applicable interest rate basis. The interest factor for Notes for which the interest rate is calculated with reference to two or more interest rate bases shall be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable Pricing Supplement and in the Prospectus applied.

Exh F-6

Payments of Principal, Premium, if any, and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Paying Agent will deliver to Westpac and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, Westpac will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. On or about the first Business Day of each month, the Paying Agent will deliver to Westpac and DTC a written list of principal, premium, if any, and interest due on the Maturity Date to be paid on each Book-Entry Note maturing or otherwise becoming due in the following month. The Paying Agent, DTC and Westpac will confirm the amounts of such principal, premium, if any, and interest payments due with respect to each such Book-Entry Notes on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, Westpac will pay to the Paying Agent in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Paying Agent in turn shall pay to DTC, the principal amount of the Book-Entry Notes, together with the premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Book-Entry Note, the Paying Agent will cancel and destroy such Book-Entry Note in accordance with the Indenture, record an appropriate debit advice on the Global Master Note and so advise Westpac.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or on the Maturity Date shall be paid by Westpac to the Paying Agent in immediately available funds on such date. Westpac will make such payment on such Book-Entry Notes to an account specified by the Paying Agent. Prior to 10:00 A.M., New York City time, on the Maturity Date or as soon as possible thereafter, the Paying Agent will make payment to DTC in accordance with existing arrangements between DTC and the Paying Agent, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date (other than on the Maturity Date), the Paying Agent will pay DTC

Exh F-7

such interest payments in same-day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Notes as are recorded in the book-entry system maintained by DTC. Neither Westpac nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:

Westpac and the Purchasing Agent will discuss, from time to time, the aggregate principal amount, the maturities and redemption and repayment provisions, the issue price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Selling Agents. If Westpac decides to set interest rates to be borne by any Notes in respect of which the Selling Agents are to solicit orders (the setting of such interest terms to be referred to herein as “Posting”) or if Westpac decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest terms to be posted.

The Purchasing Agent will assign a separate CUSIP number for each series of Notes to be posted, and will so advise and notify Westpac and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Selling Agents and Selected Dealers.

Offering of Notes:

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Selling Agents and Selected Dealers the aggregate principal amount, maturities and redemption and repayment provisions and interest terms to be borne by each series of Notes that is the subject of the Posting. Thereafter, the Selling Agents and the Selected Dealers will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	Unless otherwise agreed by the Agents and Westpac, Notes offered from time to time by Westpac will be purchased by the Purchasing Agent as principal for subsequent resale to the Selling Agents and

Exh F-8

Selected Dealers party to a Master Selected Dealer Agreement substantially in the form attached as Exhibit A hereto or in such other form as the applicable Selling Agent determines.

The Purchasing Agent will, as soon as practicable after 2:00 p.m. (New York City time), on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by Westpac and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to Westpac a Terms Agreement that sets forth, among other things, the principal amount of each series of Notes that the Purchasing Agent is offering to purchase or (ii) inform Westpac that none of the Notes of a particular series will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by Westpac and the Purchasing Agent, Westpac has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by Westpac, the Purchasing Agent will promptly advise Westpac by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, Westpac will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular series has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Selling Agents and participating Selected Dealers of the action taken by Westpac.

Preparation of Pricing Supplement/final term sheet:

If any offer to purchase a Note is accepted by or on behalf of Westpac, the Purchasing Agent will use its reasonable best efforts to send by email or facsimile a draft final term sheet (if requested by the Selling Agents) and a Pricing Supplement to Westpac reflecting the terms of such Note by 2:00 P.M. (New York City time) on the applicable Trade Day. Westpac shall use its reasonable best efforts to deliver any comments to any such final term sheet and Pricing Supplement by email or facsimile to the Purchasing Agent and the Paying Agent by 4:00 P.M. (New York City Time) on the applicable Trade Day. Westpac will file any such final term sheet and Pricing Supplement with the Commission in accordance with Rule 433(d) and the applicable paragraph of Rule 424(b) under the Securities Act, respectively. The Purchasing Agent shall use its reasonable best efforts to send any such final term sheet, Pricing Supplement and the

Exh F-9

Prospectus by email or facsimile or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 A.M. New York City time on the Business Day immediately following the applicable Trade Day and no earlier than the earlier of (i) 5:00 P.M. (New York City time) on the applicable Trade Day or (ii) such time after which the Purchasing Agent shall have incorporated the comments of Westpac, if any, to the final term sheet and the Pricing Supplement), to each Selling Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Paying Agent at the applicable addresses set forth in Annex A to the Selling Agent Agreement; and if to the Paying Agent, to: Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Services — Administrator for Westpac Banking Corporation. One copy of such final term sheet and Pricing Supplement shall also be mailed or telecopied to each of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, United States of America, Attention: Craig E. Chapman and Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, United States of America, Attention: Matthew E. Kaplan, Esq.

Each such Selling Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be timely delivered a copy of the Base Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Selling Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

Outdated Pricing Supplements and the Base Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Unless the Selling Agents or Selected Dealers comply with the requirements of Rule 173(a) under the Securities Act, if available, the Selling Agents or Selected Dealers will deliver the Base Prospectus and the Pricing Supplement with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of Westpac, the Purchasing Agent will confirm in writing with each Selling Agent or Selected Dealer the terms of such Note, the amount being purchased by such Selling Agent or Selected Dealer and other applicable details set forth above and delivery and payment instructions, with a copy to Westpac.

In addition, unless the applicable Selling Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Purchasing Agent, the applicable Selling Agent or

Exh F-10

Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:

The receipt of immediately available funds by Westpac in payment for a Note and the entry by the Paying Agent of an SDFS delivery order through DTC’s Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchaser of such Note, shall constitute “Settlement” with respect to such Note. All orders accepted by Westpac will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless Westpac and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases Westpac will notify the Paying Agent on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:

A.                                    After the acceptance of an offer by Westpac with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to Westpac in writing or by facsimile transmission, email or other written means acceptable to Westpac:

1.                                      Principal amount of the purchase;

2.                                      In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

3.                                      Interest Payment Frequency;

4.                                      Settlement Date;

5.                                    Maturity Date;

6.                                      Applicable Time;

7.                                      Price to Public;

8.                                      Purchasing Agent’s commission, as set forth in the applicable Terms Agreement;

9.                                      Net proceeds to Westpac;

10.                               Regular Record Dates

11.                               Trade Day;

12.                               If a Note is redeemable by Westpac or repayable by the

Exh F-11

Noteholder, such of the following as are applicable:

(a)                                 The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(b)                                 Initial redemption/repayment price (% of par), and

(c)                                  Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

13.                               Whether a Note has a Survivor’s Option;

14.                               If a discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

15.                               DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Book-Entry Note;

16.                               Such other terms as are necessary to complete the applicable form of Note.

B.                                    Westpac will advise the Paying Agent and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by facsimile or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above and the assigned CUSIP number. Each such communication by Westpac will be deemed to constitute a representation and warranty by Westpac to the Paying Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by Westpac; (ii) such Note will conform with the terms of the Indenture for such Note; and (iii) upon issuance of such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by Westpac.

C. The Paying Agent will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information for each Note:

1. The information received in accordance with Settlement Procedure “A”.
2. The numbers of the participant accounts maintained by DTC on behalf of the Paying Agent and the Purchasing Agent.
3. Identification as a Fixed Rate Note or a Floating Rate

Exh F-12

Note.

4.                                      The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Paying Agent).

5. The CUSIP number of the Note representing such Notes.
6. The frequency of interest.
7. Whether such Note represents any other Notes issued or to be issued (to the extent then known).

D. DTC will credit the Notes to the participant account of the Trustee maintained by DTC.

E.                                     The Paying Agent will complete the Global Master Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it and making the notation required by the applicable issuance order on Schedule A to the Global Master Note, which records, taken with the Global Master Note, shall evidence such Note.

F.                                      The Paying Agent will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Paying Agent’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Paying Agent maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a delivery order shall be deemed to constitute a representation and warranty by the Paying Agent to DTC that (a) the Global Master Note representing such Note has been issued and authenticated and (b) the Paying Agent is holding such Global Master Note pursuant to the Certificate Agreement.

G.                                    The Purchasing Agent will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

Exh F-13

H.                                   Transfers of funds in accordance with SDFS delivery orders set forth in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I.                                        The Paying Agent will credit to an account specified by Westpac funds available for immediate use in an amount equal to the amount credited to the Paying Agent’s DTC participant account in accordance with Settlement Procedure “F”.

J.                                        Each Selling Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant with respect to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation (or Rule 173(a) under the Securities Act must be complied with, if available).

K.                                   On a day that is a Business Day, the Paying Agent will send, by facsimile or electronic transmission, to Westpac a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which Westpac has advised the Paying Agent but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and Westpac pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:

	Procedure	Time
	A	2:00 P.M. on the Trade Day
	B	12:00 P.M. on the Business Day following the Trade Day
	C	2:00 P.M. on the Business Day before the Settlement Date.
	D	10:00 A.M. on the Settlement Date
	E	12:00 P.M. on the Settlement Date.

Exh F-14

F-H	2:00 P.M. on the Settlement Date.
I-J	2:30 P.M. on the Settlement Date.
K	Weekly or at the request of Westpac.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “J”) or the Selling Agent or Selected Dealer must otherwise comply with Rule 173(a) under the Securities Act, if available. Settlement Procedure “H” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Paying Agent fails to enter an SDFS delivery order with respect to a Note pursuant to Settlement Procedure “F”, the Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Book-Entry Note, the Paying Agent will cancel the Book-Entry Note in accordance with the Indenture, make appropriate entries in its records and so advise Westpac. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Book-Entry Note, the Paying Agent will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS delivery orders through DTC’s participant Terminal System reversing the orders

Exh F-15

entered pursuant to Settlement Procedures “F” and “G.” Thereafter, the Paying Agent will deliver the withdrawal message and take the related actions set forth in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, Westpac will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of Westpac.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all of the Notes, to have been represented by a Book-Entry Note, the Paying Agent will follow the procedures set forth in Settlement Procedure “D” with respect to the Note.

Suspension of Solicitation Amendment or Supplement:

Subject to Westpac’s representations, warranties and covenants contained in the Selling Agent Agreement as they relate to prior solicitations or sales of Notes, Westpac may instruct the Purchasing Agent to instruct the Selling Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Selling Agent will forthwith suspend solicitation until such time as Westpac has advised it that solicitation of purchases may be resumed.

In the event that at the time Westpac suspends solicitation of purchases there shall be any orders outstanding for settlement, Westpac will promptly advise the Agents and the Paying Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may be delivered in connection with the settlement of such orders. Westpac will have the sole responsibility for such decision and for any arrangements which may be made in the event that Westpac determines that such orders may not be settled or that copies of such Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

If Westpac decides to amend or supplement the Registration Statement, the Base Prospectus, a General Disclosure Package or the Prospectus, it will promptly advise the Agents and furnish the Purchasing Agent and the Paying Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement,

Exh F-16

Westpac may file with the Commission any supplement to the Base Prospectus relating to the Notes. Westpac will provide the Purchasing Agent and the Paying Agent with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the Commission.

Paying Agent Not to Risk Funds:

Nothing herein shall be deemed to require the Paying Agent to risk or expend its own funds in connection with any payment to Westpac, or the Agents or the purchasers, it being understood by all parties that payments made by the Paying Agent to either Westpac or the Agents shall be made only to the extent that funds are provided to the Paying Agent for such purpose.

Advertising Costs:

Westpac shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by Westpac.

Exh F-17

EXHIBIT A TO THE ADMINISTRATIVE PROCEDURES

MASTER SELECTED DEALER AGREEMENT

[Name of Broker-Dealer]

[Broker-Dealer’s Address]

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.  This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1.                                      Applicability of this Agreement.  The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of notes (“Notes”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), or an offering exempt from registration thereunder (other than an offering of Notes effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through [[•]] (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Notes or otherwise) of the Notes to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable.  Any such offering of Notes to you as a Selected Dealer is hereinafter called an “Offering.”  In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Notes directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.  The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.                                      Conditions of Offering; Acceptance and Purchases.  Any Offering:  (i) will be subject to delivery of the Notes and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Notes or an allotment against subscription.  We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate.  “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section

Exh F(A)-1

3(b) hereof, an offering circular.  You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto.  To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision.  Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701).  We reserve the right to reject any acceptance in whole or in part.  Unless notified otherwise by us, Notes purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of [[•]] clearing for the account of Incapital LLC, against delivery of the Notes.  If Notes are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Notes.  Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Notes purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.                                      Offering Materials and Arrangements.

(a)         Registered Offerings.  In the case of any Offering of Notes that is registered under the 1933 Act (“Registered Offering”), the following terms shall have the following meanings.  The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering.  The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the 1933 Act.  The term “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Notes that has been or will be filed with the Securities and Exchange Commission (the “SEC”) in accordance with Rule 433(d) of the 1933 Act or (ii) a free writing prospectus containing solely a description of terms of the Notes that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC.  “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Notes.  In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the applicable rules and regulations of the SEC thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Notes.

Exh F(A)-2

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the 1933 Act) concerning the Offering, or any issuer of the Notes (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Notes but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith.  You represent and warrant that you are familiar with Rule 173 under the 1933 Act relating to electronic delivery.  You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Notes in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or the Prospectus delivered to you by us and any Permitted Free Writing Prospectus.  You will not be authorized by the issuer or other seller of Notes offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Notes.  You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Notes as an investment for you or your clients.  You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Notes are suitable for your clients, it is lawful for your clients to purchase the Notes and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Notes.  You agree not to market the Notes in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b)         Offerings Pursuant to Offering Circular.  In the case of any Offering of Notes other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronic copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Notes.  You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Notes pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us or any term sheet or other written communication that would constitute an issuer free writing prospectus within the meaning of Rule 433 under the 1933 Act required to be filed with the SEC were the Offering a Registered Offering.  You will not be authorized by the issuer or other seller of Notes offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Notes.  You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Notes as an investment for you or your clients.  You acknowledge and agree that it is your sole responsibility to ensure that,

Exh F(A)-3

prior to any distribution, the Notes are suitable for your clients, it is lawful for your clients to purchase the Notes and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Notes.  You agree not to market the Notes in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c)          Offer and Sale to the Public.  With respect to any Offering of Notes, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Notes to the public.  After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers.  The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.”  With respect to each Offering of Notes, until the provisions of this Section 3(c) shall be terminated pursuant to Section 6 hereof, you agree to offer Notes to the public at no more than the Public Offering Price.  If so notified by us, you may sell Notes to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession.  If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Notes at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d)         Over-allotment; Stabilization; Unsold Allotments.  We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Notes for long or short account and to stabilize or maintain the market price of the Notes.  You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Notes purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for  our account or the account of one or more Underwriters such amount of such unsold Notes as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession.  If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Notes purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Notes (unless you shall have purchased such Notes pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

Exh F(A)-4

4.                                      Representations, Warranties and Agreements.

(a)         FINRA.  You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein (or you are acting in accordance with 1934 Act Rule 15a-6 and comply with Section 4(b) below), and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding.  You agree to notify us immediately if any of the following happens:  you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Notes; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Notes.  You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Notes wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b)         1934 Act Rule 15a-6.  In case you are a foreign bank or dealer not registered as a broker-dealer under Section 15 of the 1934 Act, you agree that while acting as a Selected Dealer in respect of the Notes and in any event during the term of this Agreement, you will not, directly or indirectly, make use of any U.S. mails or any means or instrumentality of interstate commerce to effect transactions in or induce or attempt to induce the purchase or sale of, any Notes except for transactions in compliance with Rule 15a-6 under the 1934 Act or as otherwise permitted by Section 15 of the 1934 Act and the rules and regulations thereunder.

Exh F(A)-5

(c)          Relationship Among Underwriters and Selected Dealers.  We may buy Notes from or sell Notes to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Notes from and sell Notes to each other at the Public Offering Price less all or any part of the Concession.  Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for:  (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Notes in offering Notes to the public or otherwise.  Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering.  Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another.  If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.  You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service.  In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(d)         Role of Incapital; Legal Responsibility.  Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Notes and with the Underwriters’ purchases (or solicitation for purchase) of the Notes.  The rights and liabilities of each Underwriter of Notes and each Selected Dealer shall be several and not joint.  Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Notes or arising under this Agreement.  Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(e)          Blue Sky Laws.  Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Notes have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Notes in any such jurisdiction.  You agree to:  (a) only engage in a distribution in accordance with the terms of any restrictions in the Prospectus or final offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Notes are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

Exh F(A)-6

(f)    U. S. Patriot Act/Office of Foreign Asset Control (OFAC).  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.  You agree to only market, offer or sell Notes in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(g)   Cease and Desist Proceedings.  You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the Offering.

(h)   Compliance with Law.  You agree that in selling Notes pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Notes) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the SEC thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities.  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any issuer of the Notes, the Underwriters or other sellers of the Notes or any of our or their respective affiliates regarding the suitability of the Notes for any investor.

(i)    Electronic Media.  You agree that you are familiar with the SEC’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media.  You agree that you with comply therewith in connection with a Registered Offering.

(j)    Structured Products.  You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(k)   New Products.  You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.             Indemnification.  You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the issuers, any Underwriter and any of our or their respective affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any selling agent of yours to offer or sell the Notes in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and

Exh F(A)-7

warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Notes.

6.             Termination, Supplements and Amendments.  This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto.  This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment.  Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented.  The terms and conditions set forth in Section 3(d) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Notes to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.             Successors and Assigns.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.             Governing Law.  This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Headings and References.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.          Supersedes Prior Agreement.  This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Exh F(A)-8

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Notes pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
Name:
Title:

CONFIRMED: , 20

By:

Name:
(Print name)

Title:

Exh F(A)-9

EXHIBIT G

[Form of Terms Agreement]

TERMS AGREEMENT

with regard to certain

WESTPAC BANKING CORPORATION RETAIL MEDIUM-TERM NOTES

Dated as of •

WHEREAS, Westpac Banking Corporation (the “Company”) and Incapital LLC, as Purchasing Agent (the “Purchasing Agent”), on behalf of itself and on behalf of the selling agents (the “Selling Agents” and, together with the Purchasing Agent, the “Agents”) specified in the Pricing Supplement(s) attached as Exhibit A to this agreement (the “Pricing Supplement(s)”) desire to enter into this agreement as of the date hereof, relating to the issuance and sale by the Company, and the purchase by the Purchasing Agent, of the Notes specified in the related Pricing Supplement(s), with the terms specified in such Pricing Supplement(s) (the “Notes”);

WHEREAS, the Notes will be issued pursuant to the Indenture, dated as of March 2, 2011 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture Trustee”) and the Issuance Order, to be dated as of the Issue Date specified in the relevant Pricing Supplement;

WHEREAS, the purchase and sale of the Notes will be governed by the Amended and Restated Selling Agent Agreement, dated November 16, 2012, (the “Selling Agent Agreement”) by and among the Company, the Purchasing Agent and the other agents named therein; and

WHEREAS, all capitalized terms used herein and not otherwise defined will have the meanings set forth in the Selling Agent Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as set forth herein.

Part 1. Purchase of Notes; Terms of Notes.  The Purchasing Agent agrees to purchase from the Company, and the Company agrees to sell to the Purchasing Agent, the principal amount of the Notes described in and having the terms set forth in the Pricing Supplement(s).  The provisions of the Selling Agent Agreement are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

Part 2. Issuance and Purchase of the Notes.  Upon receipt from the Purchasing Agent of the Net Proceeds specified in Exhibit C to this agreement, the Company shall direct the Indenture Trustee (a) to enter a notation(s) pursuant to the Company’s instructions of the Global Master

Exh G-1

Note with respect to such series of Book-Entry Notes and (b) retain the applicable Pricing Supplement(s) from which the terms of such Notes are incorporated.

Part 3. Deliverables.  Pursuant to Sections 9(b), (c) and (d) of the Selling Agent Agreement, the Company and the Purchasing Agent have mutually agreed that the opinions, negative assurances and/or comfort letter, if any, set forth in Exhibit B to this Terms Agreement are required to be delivered on the Settlement Date.

Part 4. Applicability of Certain Provisions of the Selling Agent Agreement.  The Company and the Purchasing Agent have mutually agreed that applicability of Section 4(m) of the Selling Agent Agreement is as set forth in Exhibit B to this Terms Agreement. Pursuant to Section 3(f)(iv) of the Selling Agent Agreement, if requested by the Purchasing Agent, the ratings of the Notes shall be as set forth in Exhibit B to this Terms Agreement.

Part 5. Time of Sale.  With respect to the Notes, the “Applicable Time” is 1:00 p.m. (New York City time) on the date hereof.

Part 6. Counterparts.  This Terms Agreement may be executed by each of the parties in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Facsimile signatures shall be deemed original signatures.

Part 7. Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Part 8. Severability.  If any provision in this agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this agreement and shall in no way affect the validity or enforceability of such other provisions of this agreement.

[Remainder of page intentionally left blank]

Exh G-2

IN WITNESS WHEREOF, the undersigned has executed this Terms Agreement.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

Exh G-3

IN WITNESS WHEREOF, the undersigned has executed this Terms Agreement.

INCAPITAL LLC, on behalf of itself and on behalf of the Selling Agent(s) named in the Pricing Supplement(s).

By:
Name:
Title:

Exh G-4

EXHIBIT A

PRICING SUPPLEMENT(S)

[TO BE ATTACHED]

Exh G-5

EXHIBIT B

RATINGS; REQUIRED DELIVERIES

Ratings:

[In connection with Section 3(f)(iv) of the Selling Agent Agreement, the Purchasing Agent has not requested confirmation of the ratings of the Notes.] [In connection with Section 3(f)(iv) of the Selling Agent Agreement, the Company has received oral confirmation that the Notes are rated • by Standard & Poor’s and • by Moody’s.]

Required Deliveries:

Pursuant to Sections 9(b), (c) and (d) of the Selling Agent Agreement, the following opinions, negative assurances and/or comfort letter are required to be delivered or procured on or before •:

[None.]

[Officers’ Certificates pursuant to Section 9(b) of the Selling Agent Agreement.]

[Legal Opinions pursuant to Section 9(c) of the Selling Agent Agreement.]

[Accountant’s Letter pursuant to Section 9(d) of the Selling Agent Agreement.]

[Ratings Letter pursuant to Section 9(e) of the Selling Agent Agreement.]

Section 4(m)

Section 4(m) of the Selling Agent Agreement shall [not] apply.

Exh G-6

EXHIBIT C

CUSIP	Series No.	Trade Date	Issue Date	Principal Amount	Net Proceeds

			TOTALS	0	0

Exh G-7

EXHIBIT H

LIST OF OFFSHORE ASSOCIATES

Name	Country
A.G.C. (Pacific) Limited	Papua New Guinea
Aotearoa Financial Services Limited	New Zealand
Ascalon Capital Managers (Asia) Limited	Hong Kong
BTIM UK Limited	UK
BT Financial Group (NZ) Limited	New Zealand
BT Funds Management (NZ) Limited	New Zealand
Codrington S.a.r.l	Luxembourg
Hastings Advisers LLC	USA
Hastings Forestry Investments Limited	New Zealand
Hastings Funds Management (UK) Limited	UK
Hastings Funds Management (USA) Inc	USA
Hastings Investment GP LLC	USA
Hastings Investment Capital, LP	USA
HLT Custodian Trust	New Zealand
JO Hambro Capital Management Holdings Limited	UK
JO Hambro Capital Management Limited	UK
JOHCM (Singapore) Pte Limited	Singapore
JOHCM (USA) General Partner Inc	USA
JOHCMG Share Trustee Limited	UK
MIF Custodian Trust	New Zealand
Number 120 Limited	New Zealand
Southern Cross Inc.	USA
Sydney Capital Corp Inc	USA
Tasman LLC	USA
Tavarua Funding Trust III	USA
Tavarua Funding Trust IV	USA
The Home Mortgage Company Limited	New Zealand
The Warehouse Financial Services Limited	New Zealand
Westpac (NZ) Investments Limited	New Zealand
Westpac Americas Inc.	USA
Westpac Bank of Tonga	Tonga
Westpac Bank Samoa Limited	Samoa
Westpac Bank-PNG-Limited	Papua New Guinea
Westpac Capital Corporation	USA
Westpac Capital Holdings Inc.	USA
Westpac Capital Trust III	USA
Westpac Capital Trust IV	USA

Exh H-1

Name	Country
Westpac Capital-NZ-Limited	New Zealand
Westpac NZ Covered Bond Holdings Limited	New Zealand
Westpac NZ Covered Bond Limited	New Zealand
Westpac Delta LLC	USA
Westpac Equity Investments NZ Limited	New Zealand
Westpac Europe Limited	UK
Westpac Finance (HK) Limited	Hong Kong
Westpac Financial Services Group-NZ-Limited	New Zealand
Westpac Group Investment-NZ-Limited	New Zealand
Westpac Holdings-NZ-Limited	New Zealand
Westpac Investment Capital Corporation	USA
Westpac Investments U.K. Limited	UK
Westpac Life-NZ-Limited	New Zealand
Westpac New Zealand Group Limited	New Zealand
Westpac New Zealand Limited	New Zealand
Westpac Nominees-NZ-Limited	New Zealand
Westpac NZ Leasing Limited	New Zealand
Westpac NZ Operations Limited	New Zealand
Westpac NZ Securitisation Holdings Limited	New Zealand
Westpac NZ Securitisation Limited	New Zealand
Westpac Securities Inc.	USA
Westpac Securities NZ Limited	New Zealand
Westpac Singapore Limited	Singapore
Westpac Superannuation Nominees-NZ-Limited	New Zealand
Westpac Term PIE Fund	New Zealand
Westpac USA Inc.	USA
WFAL No. 1 Loan Trust	Hong Kong

Exh H-2

EXHIBIT I

Form of Agent Accession Letter

To:	[Agent]

[Date]

Re:	Westpac Banking Corporation (A.B.N. 33 007 457 141)
Retail Medium-Term Notes
due , 20 (the “Notes”)

Dear Sir or Madam:

We hereby confirm that, in consideration for your agreeing to distribute the above issue of Notes under our Retail Medium-Term Note Program, for the purposes of this issue only, we will treat you in all respects as an Agent under the Amended and Restated Selling Agent Agreement dated as of November 16, 2012 (the “Selling Agent Agreement”), a copy of which has been delivered to you, and you will enjoy all rights and benefits, and be subject to all the obligations, of an Agent as set out in the Selling Agent Agreement.

[IF APPOINTED AS AGENT OF THE COMPANY, ADD THE FOLLOWING — You recognize that, in connection with this issue, you are acting as our agent and not as principal.]

You acknowledge that such appointment is limited to this particular issue of Notes and that such appointment shall terminate upon issue of the relevant Notes except with respect to the provisions of the Selling Agent Agreement which survive termination pursuant to Section 15(d) of the Selling Agent Agreement.  Such termination shall be without prejudice to any rights, duties or obligations (including, without limitation, any indemnification rights or obligations), which have arisen prior to such termination.

This letter is governed by, and shall be construed in accordance with, New York law.

Please confirm your acceptance of the following by signing this letter and returning it to us.

Yours faithfully,

WESTPAC BANKING CORPORATION

By:
Name:
Title:

Exh I-1

Confirmed on behalf of [Agent]

By:
Name:
Title:

Exh I-2